CLASS A TRUST INDENTURE

                            Dated as of

                           April 15, 1996

                               AMONG

                    NEWCOURT RECEIVABLES ASSET TRUST,
                                           Issuer

                    NEWCOURT RECEIVABLES CORPORATION,
                                           Seller

                           FLEET NATIONAL BANK,
                                      Collateral Agent

                                   AND

                           FLEET NATIONAL BANK,
                                     Indenture Trustee



          Reconciliation and tie between Class A Trust Indenture dated as of April 15, 1996 and the Trust Indenture Act of 1939, as amended. This reconciliation does not consti-tute part of the Class A Trust indenture

          Trust Indenture Act             Class A Trust Indenture
          of 1939 Section

          310(a)(1)                                 7.10
             (a)(2)                                 7.10
             (a)(3)                                 10.3
             (a)(4)                            Not Applicable
             (a)(5)                                 7.10
             (b)                                 7.10; 10.2
             (c)                               Not Applicable
          311(a)                                    7.11
             (b)                                    7.11
             (c)                               Not Applicable
          312(a)                                    8.1
             (b)                                   15.10
             (c)                                   15.10
          313(a)                                    8.2
             (b)                                    8.2
             (c)                                    8.2
             (d)                                    8.2
          314(a)                                    8.3
             (b)                                 8.3; 12.3
             (c)(1)                                 1.2
             (c)(2)                                 1.2
             (c)(3)                            Not Applicable
             (d)                                    12.3
             (e)                                    1.2
          315(a)                                  5.4; 7.5
             (b)                                    5.1
             (c)                                    5.1
             (d)                                  5.1; 7.1
             (e)                                    4.11
          316(a)(1)(A)                              4.8
             (a)(1)(B)
             (a)(2)                            Not Applicable
             (b)                                    4.9
             (c)                                    1.4
          317(a)                                    4.7
             (b)                                    7.13
          318(a)                                   15.11

          This Cross Reference Sheet is not part of the Class A
          Trust Indenture.



                              TABLE OF CONTENTS

                                                               Page

          RECITALS  . . . . . . . . . . . . . . . . . . . . . .   1

                                  ARTICLE I

                DEFINITIONS; CERTIFICATES, OPINIONS AND FORMS;
                             ACTS OF NOTEHOLDERS

          SECTION 1.1    Defined Terms  . . . . . . . . . . . .   2
          SECTION 1.2    Compliance Certificates and Opinions .   6
          SECTION 1.3    Form of Documents Delivered to
                          Indenture Trustee   . . . . . . . . .   8
          SECTION 1.4    Acts of Noteholders  . . . . . . . . .   8
          SECTION 1.5    Written Notice of Distribution . . . .  10

                                  ARTICLE II

                                  THE NOTES

          SECTION 2.1    Form, Denomination and Dating  . . . .  11
          SECTION 2.2    Execution and Authentication . . . . .  12
          SECTION 2.3    Payments from Trust Assets Only  . . .  13
          SECTION 2.4    Method of Payment  . . . . . . . . . .  14
          SECTION 2.5    Termination of Interest in Trust
                          Assets  . . . . . . . . . . . . . . .  16
          SECTION 2.6    Registration, Transfer and Exchange
                          of Class A Notes  . . . . . . . . . .  16
          SECTION 2.7    Mutilated, Destroyed, Lost or Stolen
                          Notes   . . . . . . . . . . . . . . .  18
          SECTION 2.8    Payment of Expenses on Transfer  . . .  19
          SECTION 2.9    Priority of Payments . . . . . . . . .  19
          SECTION 2.10   Cancellation of Notes  . . . . . . . .  19
          SECTION 2.11   Temporary Notes  . . . . . . . . . . .  20
          SECTION 2.12   Interest on Defaulted Payments . . . .  20
          SECTION 2.13   Book-Entry Notes . . . . . . . . . . .  20
          SECTION 2.14   Notices to Clearing Agent  . . . . . .  21
          SECTION 2.15   Definitive Notes Initially Issued as
                          Book-Entry Notes  . . . . . . . . . .  22
          SECTION 2.16   Tax Treatment  . . . . . . . . . . . .  22

                                 ARTICLE III

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                         INCOME FROM THE TRUST ASSETS

          SECTION 3.1    Distribution Prior to Event of
                          Default or Restricting Event  . . . .  23
          SECTION 3.2    Optional Purchase by Seller; Trust
                          Termination Payments  . . . . . . . .  23
          SECTION 3.3    Distribution Following an Event of
                          Default or a Restricting Event  . . .  26
          SECTION 3.4    Certain Payments . . . . . . . . . . .  27
          SECTION 3.5    Other Payments . . . . . . . . . . . .  27
          SECTION 3.6    Unclaimed Moneys . . . . . . . . . . .  28

                                  ARTICLE IV

                 COVENANTS; EVENTS OF DEFAULT AND RESTRICTING
                    EVENTS; REMEDIES OF INDENTURE TRUSTEE

          SECTION 4.1    Covenants of the Issuer  . . . . . . .  28
          SECTION 4.2    Events of Default and Restricting
                          Events  . . . . . . . . . . . . . . .  29
          SECTION 4.3    Notice to Rating Agencies, etc.  . . .  29
          SECTION 4.4    Remedies . . . . . . . . . . . . . . .  30
          SECTION 4.5    Remedies Cumulative  . . . . . . . . .  30
          SECTION 4.6    Discontinuance of Proceedings  . . . .  30
          SECTION 4.7    Judicial Proceedings Instituted by
                          Indenture Trustee; Indenture
                          Trustee May Bring Suit  . . . . . . .  31
          SECTION 4.8    Control by Noteholders . . . . . . . .  32
          SECTION 4.9    Right of Noteholders to Receive
                          Payments not to be Impaired   . . . .  33
          SECTION 4.10   Limitation on Suits  . . . . . . . . .  33
          SECTION 4.11   Undertaking for Costs  . . . . . . . .  34
          SECTION 4.12   Waiver of Stay or Extension Laws . . .  34

                                  ARTICLE V

                       DUTIES OF THE INDENTURE TRUSTEE

          SECTION 5.1    Certain Notices  . . . . . . . . . . .  35
          SECTION 5.2    Action Upon Instructions . . . . . . .  36
          SECTION 5.3    Indemnification  . . . . . . . . . . .  36
          SECTION 5.4    No Duties Except as Specified in
                          Indenture or Instructions   . . . . .  37
          SECTION 5.5    Directions to Collateral Agent . . . .  37

                                  ARTICLE VI

                         REDEMPTION OF CLASS A NOTES

          SECTION 6.1    No Redemption Prior to Maturity  . . .  38
          SECTION 6.2    Expected Amortization Schedule . . . .  38
          SECTION 6.3    Notice of Redemption to Noteholders  .  40
          SECTION 6.4    Receipt of Funds . . . . . . . . . . .  40

                                 ARTICLE VII

                THE COLLATERAL AGENT AND THE INDENTURE TRUSTEE

          SECTION 7.1    Acceptance of Trusts and Duties  . . .  41
          SECTION 7.2    Absence of Duties  . . . . . . . . . .  41
          SECTION 7.3    No Representations or Warranties as
                          to Documents  . . . . . . . . . . . .  42
          SECTION 7.4    No Segregation of Monies; No
                          Interest  . . . . . . . . . . . . . .  42
          SECTION 7.5    Reliance; Agents; Advice of Counsel  .  42
          SECTION 7.6    Capacity in Which Acting . . . . . . .  43
          SECTION 7.7    Compensation . . . . . . . . . . . . .  44
          SECTION 7.8    May Become Noteholder  . . . . . . . .  44
          SECTION 7.9    Further Assurances . . . . . . . . . .  44
          SECTION 7.10   Corporate Trustee Required;
                          Eligibility   . . . . . . . . . . . .  44
          SECTION 7.11   Preferential Collection of Claims
                          Against the Indenture Trustee   . . .  45
          SECTION 7.12   Maintenance of Agencies; Note
                          Registrar Paying Agents; Authorized
                          Agents  . . . . . . . . . . . . . . .  45
          SECTION 7.13   Money for Note Payments to Be Held in
                          Trust   . . . . . . . . . . . . . . .  47

                                 ARTICLE VIII

                        NOTEHOLDERS' LISTS AND REPORTS

          SECTION 8.1    Noteholder Lists . . . . . . . . . . .  48
          SECTION 8.2    Reports by Indenture Trustee . . . . .  48
          SECTION 8.3    Reports by the Issuer  . . . . . . . .  49
          SECTION 8.4    Reports by Indenture Trustee . . . . .  50

                                  ARTICLE IX

                               INDEMNIFICATION

          SECTION 9.1    Indemnification  . . . . . . . . . . .  50

                                  ARTICLE X

             SUCCESSOR ISSUER TRUSTEES; SEPARATE ISSUER TRUSTEES

          SECTION 10.1   Notice of Successor Issuer Trustee . .  51
          SECTION 10.2   Replacement of Indenture Trustee . . .  51
          SECTION 10.3   Appointment of Separate Indenture
                          Trustees  . . . . . . . . . . . . . .  52
          SECTION 10.4   Notice of Successor Collateral Agent .  55

                                  ARTICLE XI

                        SUPPLEMENTS AND AMENDMENTS TO
                      THIS INDENTURE AND OTHER DOCUMENTS

          SECTION 11.1   Amendments; Waivers, etc. of
                          Operative Documents; Direction to
                          Collateral Agent  . . . . . . . . . .  55
          SECTION 11.2   Trustees and Collateral Agent
                          Protected   . . . . . . . . . . . . .  57
          SECTION 11.3   No Request Necessary for Supplement  .  57
          SECTION 11.4   No Request Necessary for Indenture
                          Supplement, Etc.  . . . . . . . . . .  58
          SECTION 11.5   Conformity with Trust Indenture Act  .  60
          SECTION 11.6   Payment for Consent  . . . . . . . . .  60
          SECTION 11.7   Effect of Supplemental Indenture . . .  61
          SECTION 11.8   Notation on Notes in Respect of
                          Supplemental Indentures   . . . . . .  61
          SECTION 11.9   Notice to Rating Agencies  . . . . . .  61

                                 ARTICLE XII

                              POOLING AGREEMENT

          SECTION 12.1   Pooling Agreement  . . . . . . . . . .  62
          SECTION 12.2   Recording, Deposit of Collateral,
                          etc.  . . . . . . . . . . . . . . . .  62
          SECTION 12.3   Trust Indenture Act Requirements . . .  63
          SECTION 12.4   Release Upon Termination of the
                          Indenture   . . . . . . . . . . . . .  64
          SECTION 12.5   Collateral Agent's Duties  . . . . . .  64

                                 ARTICLE XIII

                        REPRESENTATIONS AND WARRANTIES

          SECTION 13.1   Representations of the Seller  . . . .  64
          SECTION 13.2   Representations of the Issuer  . . . .  66
          SECTION 13.3   Representations of the Collateral
                          Agent   . . . . . . . . . . . . . . .  67
          SECTION 13.4   Additional Representation of the
                          Collateral Agent  . . . . . . . . . .  68
          SECTION 13.5   Representations of the Indenture
                          Trustee   . . . . . . . . . . . . . .  68

                                 ARTICLE XIV

                          SATISFACTION AND DISCHARGE  . . . . .  70

          SECTION 14.1   Satisfaction and Discharge of
                          Indenture   . . . . . . . . . . . . .  70
          SECTION 14.2   Application of Trust Money . . . . . .  71

                                  ARTICLE XV

                                MISCELLANEOUS

          SECTION 15.1   Indenture for Benefit of Certain
                          Persons   . . . . . . . . . . . . . .  71
          SECTION 15.2   [RESERVED] . . . . . . . . . . . . . .  72
          SECTION 15.3   Notices  . . . . . . . . . . . . . . .  72
          SECTION 15.4   Severability . . . . . . . . . . . . .  72
          SECTION 15.5   No Oral Modifications or Continuing
                          Waivers   . . . . . . . . . . . . . .  73
          SECTION 15.6   Successors and Assigns . . . . . . . .  73
          SECTION 15.7   Headings . . . . . . . . . . . . . . .  73
          SECTION 15.8   Governing Law; Counterpart Form  . . .  73
          SECTION 15.9   Non-Petition . . . . . . . . . . . . .  73
          SECTION 15.10  Communication by Noteholders with
                          Other Noteholders   . . . . . . . . .  74
          SECTION 15.11  Trust Indenture Act Controls . . . . .  74
          SECTION 15.12  Normal Commercial Relations  . . . . .  74
          SECTION 15.13  Not Acting in Individual Capacity  . .  74


          EXHIBITS

          EXHIBIT A - Form of Class A Note
          EXHIBIT B - Form of Certificate of Authentication



                           CLASS A TRUST INDENTURE

                    CLASS A TRUST INDENTURE dated as of April 15, 1996 among NEWCOURT RECEIVABLES ASSET TRUST, a Delaware business trust (the "Issuer"), FLEET NATIONAL BANK, a national banking association, as Indenture Trustee hereunder (in such capacity, together with its successors, the "Indenture Trustee"), NEWCOURT RECEIVABLES CORPORATION, a Delaware corporation, as beneficiary (in such capacity, the "Seller") of the Issuer, and FLEET NATIONAL BANK, a national banking association, not in its individual capacity but as Collateral Agent (the "Collateral Agent") under the Pooling Agreement (as defined herein).

                    WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Section 1.1 hereof;

                    WHEREAS, the Seller and Chemical Bank Delaware, as Issuer Trustee (in such capacity, together with its successors in such capacity, the "Issuer Trustee") have entered into the Pooling Agreement whereby, among other things, the Issuer has been established for the use and benefit of the Seller, subject, however, to the Lien of the Collateral Agent, and the Issuer Trustee is authorized and directed to execute and deliver on behalf of the Issuer this Indenture;

                    WHEREAS, the Issuer desires by this Indenture, among other things, to provide for the issuance of the Class A Notes;

                    WHEREAS, the obligations of the Issuer
          hereunder and under the Class A Notes are secured pursuant to the Pooling Agreement;

                    WHEREAS, in order to comply with the provisions of the Trust Indenture Act, it. is necessary that the Seller be a party to this Indenture;

                    WHEREAS, all things have been done to make the Class A Notes, when executed by the Issuer and authenticated, issued and delivered hereunder, the valid, binding and legal obligations of the Issuer; and

                    WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Issuer, for the uses and purposes herein set forth and in accordance with its terms, have been done and performed and have happened;

                    IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                  ARTICLE I

                DEFINITIONS; CERTIFICATES, OPINIONS AND FORMS;
                             ACTS OF NOTEHOLDERS


                    SECTION 1.1 Defined Terms. All capitalized terms used herein but not defined herein shall have the respective meanings set forth or referred to in the Pooling, Collateral Agency and Servicing Agreement dated as of April 15, 1996 (as amended, supplemented or modified prior to the date hereof, the "Base Agreement"), as modified by the Supplement thereto dated as of April 15, 1996 (the "Related Supplement"), in each case, among Newcourt Receivables Corporation, as Seller, Newcourt Credit Group Inc., as Servicer, the Collateral Agent, and the Issuer Trustee (the Base Agreement as modified by the Related Supplement and as further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the "Pooling Agreement"). Unless otherwise specified, Section and Article references herein are to Sections and Articles of this Indenture.
          In addition, as used herein the following terms shall have the following meanings:

               "Act" shall have the meaning assigned to it in subsection 1.4(a).

               "Applicable Representative" of a Series of Class A
          Notes, shall mean the Applicable Indenture Trustee for such Class.

               "Authorized Agent" shall have the meaning assigned to it in Section 7.12(d).

               "Bank" shall mean any national bank organized under the laws of the United States or any banking institution organized under the laws of any United States' State, Territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or Territorial banking commission or similar official.

               "Bond Rating" means, for any day and for any corporation and any Rating Agency, the rating of such corporation's (or if such corporation is a commercial bank which is not rated, its holding company's) senior long-term unsecured debt by such Rating Agency in effect at 9:00 A.M., New York City time, on such day. If any Rating Agency shall have changed its system of classifications after the date hereof, the Bond Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

               "Book-Entry Notes" shall mean notes evidencing a beneficial interest in the Class A Notes, ownership and transfers of which shall be made through book entries by the Clearing Agency as described in Section 2.13; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are to be issued to the Noteholders, such Class A Notes shall no longer be "Book-Entry Notes".

               "Class A Notes" shall be a collective reference to the Series 1996-1 notes issued by the Issuer and authenticated by the Indenture Trustee hereunder.

               "Clearinq Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

               "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

               "Closing Date" shall mean the date of issuance of the Class A Notes hereunder, as set forth in the Related Supplement related to such Class A Notes.

               "Collateral Agent Documents" shall have the meaning assigned to it in Section 13.4(a).

               "Corporate Trust Office" of the Indenture Trustee means the principal office of such Person located at 777 Main Street, l1th Floor, Hartford, Connecticut 06115, or such other office at which the Indenture Trustee's corporate trust business shall be administered and which the Indenture Trustee shall have specified by notice in writing to the Issuer the Collateral Agent, the Seller and the Noteholders.

               "Definitive Notes" shall have the meaning assigned to it in Section 2.13.

               "Depository Agreement" shall mean the Depository Agreement dated as of April 15, 1996 among the Issuer, the Collateral Agent and the Indenture Trustee, and any substitute or replacement agreement providing for the depository and administration of the Class A Notes in the form of Book-Entry Notes, as amended, supplemented or otherwise modified from time to time.

               "Direction" shall have the meaning assigned to it in subsection 1.4(c).

               "Dollars" and "$" means lawful currency of the United States of America.

               "Indenture" means this Class A Trust Indenture dated as of April 15, 1996, as amended, supplemented or otherwise modified from time to time.

               "Indenture Event of Default" shall have the meaning assigned to it in Section 4.2(a).

               "Indenture Percentage" shall mean, with respect to any action to be taken by Noteholders hereunder, the percentage of the Principal Amount of Class A Notes represented by Noteholders desiring to take such action.

               "Indenture Trustee Documents" shall have the meaning assigned to it in Section 13.5(a).

               "Issuer Documents" shall have the meaning assigned to it in Section 13.2(a).

               "Majority in Interest" shall mean Noteholders representing not less than 50% of the Outstanding
          Principal Amount of Class A Notes.

               "Noteholder" or "holder" means, at any time, for purposes of this Indenture, a Person in whose name a Class A Note is registered in the Note Register. Reference to a holder of a given Class of Note shall mean such Person in such capacity and not in its capacity as the holder of any other Class of Note.

               "Note Payment Account" shall have the meaning assigned to it in Section 1.5(e).

               "Note Register" shall have the meaning assigned to it in subsection 2.6(a).

               "Note Registrar" shall mean any paying agent appointed pursuant to Section 7.12, and shall initially be the Indenture Trustee.

               "Notice of Default" shall mean a written notice from a Holder of a Subordinated Note or an Applicable Representative on behalf of the Holders of Class A Notes of any Series specifying the percentage of the Principal Amount of Notes of such Holder or Class desiring to declare an "Event of Default" under the Pooling Agreement.

               "Outstanding" with respect to the Class A Notes issued and authenticated under this Indenture, means, as of the date of determination, all such Class A Notes, except:

                    (i)  Class A Notes theretofore cancelled
               by the Note Registrar or delivered to the Indenture Trustee or the Note Registrar for cancellation; and

                    (ii)  Class A Notes in exchange for or in
               lieu of which other Class A Notes have been authenticated and delivered pursuant to this Indenture.

               "Paying Agent" shall mean any paying agent appointed pursuant to Section 7.12(c), and shall initially be the Indenture Trustee.

               "Principal Amount" shall mean the principal amount of the Class A Notes plus the premium, if any, on the Class A Notes.

               "Qualifying Noteholder" shall have the meaning assigned to it in subsection 2.4(c).

               "Related Pool of Contracts" shall mean Additional Contracts purchased with the proceeds from the issuance of a Series of Class A Notes or purchased with the proceeds from the issuance of a Series of Class A Notes that is being refinanced.

               "Related Supplement" shall mean the Supplement to the Base Agreement dated as of the date hereof.

               "Restricting Event" shall have the meaning assigned to it in the Pooling Agreement.

               "Series 1996-1" shall mean the issuance of Series
          1996-1 Notes.

               "Territory" shall mean Puerto Pico, the Virgin
          Islands and the insular possessions of the United States.

               "TIA" shall have the meaning assigned to it in subsection 8.2(a).

               "Transaction Documents" shall mean the collective reference to this Agreement, the Pooling Agreement and the Depository Agreement.

                    SECTION 1.2  Compliance Certificates and
          Opinions. Upon any application or request by the Issuer to the Indenture Trustee to take or refrain from taking any action under any provision of this Indenture or in respect of the Class A Notes, the Seller shall furnish to the Indenture Trustee an Officer's Certificate stating that, in the opinion of the signer(s), all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with except that, in the case of any such application or request as to which the furnishing of such document is specifically required by any provision of this Indenture, no additional certificate need be furnished.

                    Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or in respect of the Class A Notes shall include:

                    (i)  a statement that each Person making
               such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

                    (ii)  a brief statement as to the nature
               and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (iii)  a statement that, in the opinion of
               each such Person, such Person has made such examination or express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (iv)  a statement as to whether or not,in
               the opinion of each such Person, such condition or covenant has been complied with.

                    Any certificate, statement or opinion of an officer of the Seller may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Seller, upon the certificate, statement or opinion of or representations by an officer or officers of the Seller, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                    Any certificate, statement or opinion of an officer of the Seller or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by the Seller, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                    SECTION 1.3  Form of Documents Delivered to
          Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

                    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                    SECTION 1.4  Acts of Noteholders. (a)  Any
          direction, consent, waiver or other action provided by this Indenture in respect of the Class A Notes to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required pursuant to this Indenture, to the issuer, the Collateral Agent or the Seller. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee, the Issuer, the Collateral Agent and the Seller, if made in the manner provided in this Section.

                    (b) The fact and date of the execution by any Person of any such instrument or writing may be proved
          (i) by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof or (ii) by an affidavit of a witness to such execution sworn to before any such notary or such other officer, and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Indenture Trustee deems sufficient.

                    (c)  In determining whether the Noteholders
          have given any direction, consent or waiver (a "Direction") under this Indenture, Class A Notes owned by Newcourt Credit Group Inc., the Issuer or the Seller, or any Affiliate of Newcourt Credit Group Inc., the Issuer or the Seller shall be disregarded and deemed not to be outstanding for purposes of any such determination; provided that, for the purposes of this Section 1.4(c), the Issuer Trustee, acting in its individual capacity, shall not be deemed an Affiliate of the Seller. In determining whether the Indenture Trustee shall be protected in relying upon any such Direction, only Class A Notes which the Indenture Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing,
          (i) if any such Person owns 100% of the Class A Notes, such Class A Notes shall not be so disregarded as aforesaid, and (ii) if any amount of such Class A Notes so owned by any such Person have been pledged in good faith, such Class A Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not Newcourt Credit Group Inc., the Issuer or the Seller or any Affiliate of Newcourt Credit Group Inc., the Issuer or the Seller.

                    (d) The Seller, on behalf of the Issuer, may at its option by delivery of an Officers, Certificate to the Indenture Trustee set a record date to determine the Noteholders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other Act. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officers' Certificate, which shall be a date not more than 30 days prior to the first solicitation of Noteholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other Act may be given before or after such record date, but only the Noteholders of record at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Class A Notes have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other Act, and for that purpose the outstanding Class A Notes shall be computed as of such record date; provided, however, that no such consent, request, demand, authorization, direction, notice, waiver or other Act by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture nol later than one year after the record date.

                    (e)  Any direction, consent, waiver or other
          action by the holder of any Class A Note shall bind the holder of every Class A Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Class A Note.

                    (f)  Except as otherwise provided in Section
          1.4(c) hereof, each Class A Note owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Indenture, without preference, priority or distinction as among all of the Class A Notes.

                    SECTION 1.5  Written Notice of Distribution.
          (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Determination Date, the Indenture Trustee shall, if previously requested to do so by the Servicer or the Collateral Agent upon no less than two Business Days' notice, deliver to the Servicer and the Collateral Agent a written notice setting forth the amounts specified in clauses amounts specified in clauses "third" and "fourth" of Section 3.3 hereof.

                    (b)  At such time as the Indenture Trustee
          shall have received all amounts owing to it (and the Noteholders) pursuant to Sections 3.2 or 3.4 hereof, as applicable, the Indenture Trustee shall, if previously requested to do so by the Servicer or the Collateral Agent upon no less than two Business Days' notice, so inform the Servicer and the Collateral Agent.

                    (c)  The Servicer and the Collateral Agent
          shall be fully protected in relying on any of the information set forth in a notification provided by the Indenture Trustee pursuant to paragraphs (a) and (b) above and shall have no independent obligation to verify, calculate or Recalculate any amount set forth in any such notification.

                    (d)  In the event the Collateral Agent shall
          not receive any information set forth in paragraphs (a) or (b) above which is required to enable the Collateral Agent to make a distribution pursuant to Sections 3.2 or
          3.4 hereof, the Collateral Agent shall use commercially reasonable efforts to obtain such information and, failing to receive any such information, the Collateral Agent shall not make such distribution(s).

                    (e)  Prior to the First Distribution Date
          hereunder, the Indenture Trustee shall notify the Collateral Agent in writing of the account (the "Note Payment Account") into which the Collateral Agent is to make payments under the Pooling Agreement on account of the Class A Notes

                                  ARTICLE II

                                  THE NOTES

                    SECTION 2.1  Form, Denomination and Dating.
          Subject to Section 2.13, the Class A Notes and the Indenture Trustee's form of certificate of authentication to appear on the Class A Notes shall each be substantially in the form of (i) in the case of Class A Notes, Exhibit A hereto and (ii) in the case of the Indenture Trustee's certificate of authentication, Exhibit B hereto. The Class A Notes shall contain such omissions, variations and insertions as are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with law, the rules of any securities market in which such Class A Notes may be admitted to trading or agreements --o which the Issuer is subject, if any, or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Indenture Trustee or by the Responsible Officer of the Issuer Trustee executing such Class A Notes, such determination by such officer to be evidenced by his signing the Class A Notes on behalf of the Issuer. The terms of the Class A Notes set forth in Exhibit A, respectively, are part of the terms of this Indenture.

                    The definitive Class A Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities market in which the Class A Notes may be admitted to trading, all as determined by the Responsible officer of the Issuer executing such Class A Notes, as evidenced by such Officer's execution of such Notes.

                    Each Class A Note shall be issued in registered form without coupons in denominations of $1,000 and any multiple of $1,000. Each Class A Note shall be dated the date of its authentication.

                    SECTION 2.2  Execution and Authentication.
          (a) The Class A Notes shall be executed on behalf of the Issuer by one of the Responsible Officers of the Issuer Trustee, as certified by the Issuer Trustee. Any such signature may be a facsimile and may be imprinted or otherwise reproduced. Class A Notes bearing the signatures of individuals who were at any time the Responsible Officers of the Issuer Trustee shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Class A Notes or did not hold such offices at the respective dates of such Class A Notes. No Class A Notes shall be issued hereunder except those provided for in Section 2.1 hereof and any Class A Notes issued in exchange or replacement therefor pursuant to the terms of this Indenture. No Class A Note shall be secured by or entitled to any benefit under this Indenture or the Pooling Agreement or be valid or obligatory for any purpose, unless there appears on such Class A Note a certificate of authentication in the form provided for in Section 2.1 hereof executed by the Indenture Trustee by the manual signature of one of its Responsible Officers, and such certificate upon any Class A Note shall be conclusive evidence, and the only evidence, that such Class A Note has been duly authenticated and delivered hereunder.

                    (b)  (i)  On the Closing Date, the Indenture
          Trustee shall authenticate and deliver Class A Notes for original issue in an aggregate principal amount of, $119,656,814, upon the written order of the Seller signed by one of its Responsible Officers. Such order shall specify the amount of the Class A Notes to be authenticated and the date on which the original issue of the Class A Notes is to be authenticated and shall further provide instructions concerning registration, amounts for each Noteholder and delivery.

                    (ii) The aggregate principal amount of Class A Notes outstanding at any time may not exceed $119,656,814 except as provided in Section 2.7 hereof. The Class A Notes outstanding at any time shall be treated as a single Class of Class A Notes for purposes of this Indenture.

                    (iii)  The Indenture Trustee may appoint an
               authenticating agent reasonably acceptable to the Seller to authenticate the Class A Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Class A Notes whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or agent for service of notices and demands.

                    SECTION 2.3 Payments from Trust Assets Only. Except as otherwise expressly provided in the next succeeding sentence of this Section 2.3, all payments to be made by the Issuer or the Collateral Agent under this Indenture or the Pooling Agreement, as applicable, shall be made only from the income and the proceeds from the Trust. Assets and only to the extent that the Issuer shall have sufficient income or proceeds from the Trust Assets to enable the Issuer or the Collateral Agent, as applicable, to make payments in accordance with the terms hereof. Each Noteholder, by its, acceptance of a Class A Note, and the Indenture Trustee, agree that it will look solely to the income and proceeds from the Trust Assets to the extent available for distribution to it as provided in the Pooling Agreement and this Indenture and that none of the Collateral Agent or the Indenture Trustee is personally liable to it for any amounts payable or any liability under this Indenture or such Class A Note, except as expressly provided herein and in the Pooling Agreement.

                    SECTION 2.4 Method of Payment. (a) Principal and interest and other amounts due hereunder or under the Class A Notes or in respect hereof or thereof shall be payable in Dollars in immediately available funds prior to 10:00 A.M., New York City time, on the due date thereof. In furtherance thereof, the Issuer has assigned to the Collateral Agent certain of its right, title and interest in, to and under the Trust Assets. Upon payment of any such amount by the Collateral Agent to the Note Payment Account on the due date thereof, interest shall no longer accrue on or in respect of any Class A Note on the amount so paid, to the extent such amount is payable to the Noteholders in reduction of the principal amount of the Class A Notes.

                    (b) As provided in Section 4.3 of the Pooling Agreement, the Collateral Agent shall, subject to the terms and conditions thereof, remit all such amounts so received by it to the Note Payment Account, in Dollars and in immediately available funds, payment to be made in Hartford, Connecticut or New York, New York, as designated by the Indenture Trustee, prior to 2:00 P.M., New York City time, on the due date thereof. In the event the Collateral Agent shall fail to make any such payment after its receipt of funds at the time and place specified in the Pooling Agreement, other than as a result of a failure of the Servicer or the Indenture Trustee to provide any information requested by the Collateral Agent pursuant to Section 1.5 in connection with any such payment, the Collateral Agent, in its individual capacity, shall be liable to the holders of the Class A Notes to the extent provided in Section 12.1(d) of the Pooling Agreement.

                    (c)  The Indenture Trustee shall, subject to
          the terms and conditions hereof, remit all such amounts so received by it (i) to any Noteholder whose Class A Notes, at any time, exceed $1,000,000 in aggregate principal amount and who has requested the Indenture Trustee in writing not later than 15 days prior to the due date thereof that such amounts be remitted to such account or accounts at such financial. institution or institutions as such Noteholders shall designate (each a "Qualifying Noteholder" and, collectively, the "Qualifying Noteholders"), in immediately available funds for distribution to such Qualifying Noteholders, such payment to be made in Dollars to the account designated by each such Qualifying Noteholder at a Bank which is member of the Federal Reserve System, prior to the close of business in New York on the due date thereof and (ii) to any Noteholders other than the Qualifying Noteholders, in Dollars on the due date thereof at the close of business at the Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 7.12 hereof; provided, however, that the Indenture Trustee may, at its option, pay such amounts by check mailed to any Noteholder's address as it appears on the Note Register. In the event the Indenture Trustee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified in Section 2.4(b) hereof, or in the event the Indenture Trustee shall not receive any funds as so provided as a result of the failure of the Indenture Trustee to provide any information requested by the Collateral Agent pursuant to Section 1.5 in connection with any such payment, the Indenture Trustee, in its individual capacity and not as trustee, agrees to compensate the Noteholders for loss of use of funds.

                    (d)  Prior to the due presentment for
          registration of transfer of any Class A Note, the Issuer, the Issuer Trustee, the Collateral Agent and the Indenture Trustee may deem and treat the Person in whose name any Class A Note is registered on the Note Register as the absolute owner of such Class A Note for the purpose of receiving payment of all amounts payable with respect to such Class A Note and for all other purposes whether or not such Class A Note shall be overdue, and none of the Issuer, the Issuer Trustee, the Indenture Trustee or the Collateral Agent shall be affected by any notice to the contrary.

                    (e) If any sum payable under the Class A Notes or under this Indenture falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day without additional interest as a result of such extension.

                    SECTION 2.5  Termination of Interest in
          Trust Assets. A Noteholder shall not, as such, have any further interest in, or other right with respect to, the Trust Assets when and if the principal amount of and interest on and other amounts due under all Class A Notes held by such Noteholder and all other sums due to such Noteholder hereunder and under the Pooling Agreement shall have been paid in full.

                    SECTION 2.6  Registration, Transfer and
          Exchange of Class Notes. (a) The Indenture Trustee agrees with the Issuer that the Indenture Trustee shall keep a register (herein sometimes referred to as the "Note Register") in which provisions shall be made for the registration of Class A Notes and the registration of transfers of Class A Notes. The Note Register shall be kept at the Corporate Trust Office of the Indenture Trustee, and the Indenture Trustee is hereby appointed "Note Registrar" for the purpose of registering Class A Notes and transfers of Class A Notes as herein provided. Upon surrender for registration of transfer of any Class A Note at the Corporate Trust Office of the Indenture Trustee, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class A Notes and of a like aggregate principal amount. At the option of any Noteholder, its Class A Notes may be exchanged for other Class A Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Class A Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee. Whenever any Class A Note is so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, the Class A Notes which the Noteholder making the exchange is entitled to receive.

                    (b)  All Class A Notes issued upon any
          registration of transfer or exchange of Class A Notes shall be the valid obligations of the Issuer evidencing the same respective obligations, and entitled to the same security, priority and benefits under this Indenture, as the Class A Notes surrendered upon such registration of transfer or exchange. Every Class A Note presented or surrendered for registration of transfer or exchange shall (if so required by the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Noteholder thereof or his attorney duly authorized in writing, and the Indenture Trustee may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act. The Indenture Trustee shall make a notation on each new Class A Note or Class A Notes of the amount of all payments of principal previously made on the old Class A Note or Class A Notes with respect to which such new Class A Note is issued and the date to which interest accrued on such old Class A Note or Class A Notes has been paid. The Indenture Trustee shall not be required to register the transfer of or exchange any surrendered Class A Notes as above provided during the five day period preceding the due date of any payment on such Class A Notes. The Indenture Trustee shall not be required to exchange or register a transfer of any Class A Note for a period of 15 days immediately preceding the first mailing of a notice of redemption of Class A Notes. The Indenture Trustee shall give the Seller notice of any such transfer of a Class A Note under this Section 2.6.

                    (c) The Issuer, the Collateral Agent and the Issuer shall be entitled at any time and from time to time to obtain from the Indenture Trustee, at the requesting party's expense, the name and address of each Noteholder, as set forth in the Note Register maintained by the Note Registrar as provided in Section 2.6(a) hereof, and to communicate with one or more of such Noteholders directly. Each and every Noteholder, by receiving and holding a Class A Note, agrees with the Issuer and the Indenture Trustee that none of the Issuer, the Collateral Agent, the Seller or the Indenture Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with the provisions of the immediately preceding sentence, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under the immediately preceding sentence.

                    SECTION 2.7  Mutilated, Destroyed, Lost or
          Stolen Notes. If any Class A Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the affected Noteholder, execute, and the Indenture Trustee shall authenticate and deliver in replacement thereof (in the absence of notice to the Issuer or the Indenture Trustee that such Class A Note has been acquired by a bona fide purchaser), a new Class A Note in the same principal amount, dated the date of such Class A Note and designated as issued under this Indenture. If the Class A Note being replaced has become mutilated, such Class A Note shall be surrendered to the Indenture Trustee and a photocopy thereof shall be furnished to the Collateral Agent by the Indenture Trustee. If the Class A Note being replaced has been destroyed, lost or stolen, the affected Noteholder shall furnish to the Issuer and the Indenture Trustee such security or indemnity as may be reasonably required by them to hold the Issuer and the Indenture Trustee harmless and evidence satisfactory to the Indenture Trustee of the destruction, loss or theft of such Class A Note and of the ownership thereof.

                    Each substitute Class A Note issued pursuant to the provisions of this Section 2.7 by virtue of the fact that any Class A Note is apparently destroyed, lost or stolen shall constitute an original additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Class A Note shall be enforceable at any time by anyone and shall be entitled to all the security and benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture and the Pooling Agreement equally and proportionately with any and all other Class A Notes duly authenticated and delivered hereunder. All Class A Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Class A Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

                    SECTION 2.8 Payment of Expenses on Transfer. Upon the issuance of a new Class A Note or new Class A Notes pursuant to Section 2.7 hereof, the Issuer or the Indenture Trustee may require from the party requesting such new Class A Note or Notes payment of a sum sufficient to reimburse the Issuer, the Collateral Agent or the Indenture Trustee for, or to provide funds for, the payment of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or other governmental charge paid or payable by the Issuer or the Indenture Trustee.

                    SECTION 2.9  Priority of Payments.  (a)  The
          Collateral Agent and, by acceptance of its Notes, each Noteholder hereby agrees that no payment or distribution shall be made on or in respect of any Class A Note, including any payment or distribution of cash, property or securities after the occurrence of an Event of Default, except directly to the Collateral Agent for application as expressly provided in Article IV of the Pooling Agreement.

                    (b)  By the acceptance of its Notes, each
          Noteholder agrees that in the event that such Noteholder shall receive any payment or distribution on or in respect of any Class A Note which it is not entitled to receive under this Section 2.9 or under Article IV of the Pooling Agreement, it will hold any amount so received in trust for the Person entitled thereto and will forthwith turn over such payment to the Collateral Agent in the form received to be applied or held as provided in
          Article IV of the Pooling Agreement.

                    SECTION 2.10 Cancellation of Notes. All Class A Notes surrendered for registration of transfer or exchange, if surrendered to the Issuer or the Indenture Trustee or any agent of the Issuer or the Indenture Trustee, shall be delivered to the Indenture Trustee for cancellation or, if surrendered to the Indenture Trustee, shall be cancelled by it; and no Class A Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Indenture Trustee shall destroy cancelled Class A Notes held by it and deliver a certificate of destruction to the Issuer and the Collateral Agent. If the Issuer shall acquire any of the Class A Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Class A Notes unless and until the same are delivered to the Indenture Trustee for cancellation.

                    SECTION 2.11  Temporary Notes.  Until
          definitive Class A Notes are ready for delivery, the Issuer Trustee, on behalf of the Issuer, may execute and, upon the request of a Responsible Officer of the Seller, the Indenture Trustee shall authenticate and deliver temporary Class A Notes. Temporary Class A Notes shall be substantially in the form of definitive Class A Notes but may have variations that the Seller considers appropriate for temporary Class A Notes. Without unreasonable delay, the Issuer Trustee, on behalf of the Issuer, shall execute and furnish definitive Class A Notes and deliver them in exchange for temporary Class A Notes. Until such exchange, temporary Class A Notes shall be entitled to the same rights, benefits and privileges as definitive Class A Notes.

                    SECTION 2.12 Interest on Defaulted Payments. Each Note (and all amounts payable by the Issuer thereunder and hereunder) shall bear interest at the Class A Interest Rate plus 1.00% (calculated on the basis of a 30-day month, 360-day year) payable from time to time as provided in the Pooling Agreement on any outstanding principal of the Note and, to the extent permitted by applicable law, on any interest and other amounts due thereunder (and hereunder) but not paid by the maturity date (whether by acceleration or otherwise).

                    The Issuer, or the Collateral Agent on the Issuer's behalf as provided in the Pooling Agreement, may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Seller shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Indenture Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                    SECTION 2.13  Book-Entry Notes.  The Class A
          Notes, upon original issuance, shall be issued in the form of one or more typewritten Class A Notes representing the Book-Entry Notes, to be delivered to the Clearing Agency in accordance with the Clearing Agency's rules by, or on behalf of, the Seller. The Notes of each Series shall, unless otherwise provided in the Related Supplement, initially be registered on the Note Register in the name of the nominee of the Clearing Agency, and no Noteholder will receive@ a definitive certificate representing such Noteholder's interest in the Class A Notes, except as provided in Section 2.15. Unless and until definitive, fully registered Class A Notes (the "Definitive Notes") have been issued to Noteholders:

                    (a)  the provisions of this Section 2.13
               shall be in full force and effect with respect to the Class A Notes;

                    (b)  the Seller, the Servicer, the Paying
               Agent, the Note Registrar, the Collateral Agent and the Issuer may deal with the related Clearing Agency and the related Clearing Agency Participants for all purposes (including the making of distributions on the Class A Notes) as the authorized representatives of such Noteholders;

                    (c)  to the extent that the provisions of
               this Section 2.13 conflict with any other provisions of this Indenture, the provisions of this Section 2.13 shall control; and

                    (d)  the rights of the Noteholders shall
               be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Noteholders and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.15, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Class A Notes to such Clearing Agency Participants.

                    SECTION 2.14  Notices to Clearing Agent.
          Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to the Noteholders, all such notices and communications specified herein to be given to such Noteholders shall be given to the Clearing Agency.

                    SECTION 2.15 Definitive Notes Initially Issued as Book-Entry Notes. If (i)(A) the Seller advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities under the related Depository Agreement, and (B) the Indenture Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through such Clearing Agency or (iii) after the occurrence of an Event of Default, a Majority in Interest of Noteholders advises the Indenture Trustee and the related Clearing Agency through the related Clearing Agency Participants in writing that the continuation of a book-entry system through such Clearing Agency is no longer in the best interests of the Noteholders, the Indenture Trustee shall notify all Noteholders through such Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to Noteholders requesting the same. Upon surrender to the Indenture Trustee of the Class A Notes by the related Clearing Agency, accompanied by registration instructions from the related Clearing Agency for registration, the Indenture Trustee shall issue the Definitive Notes. None of the Seller, the Issuer, the Collateral Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes and the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders hereunder.

                    SECTION 2.16  Tax Treatment.  The Seller and
          the Indenture Trustee, by entering into this Indenture, and the Noteholders, by acquiring any Class A Note or interest therein, (i) express their intention that the Class A Notes qualify under applicable tax law as indebtedness secured by the Trust Assets, and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Class A Notes as indebtedness secured by the Trust Assets for the purpose of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.

                                 ARTICLE III

                   RECEIPT, DISTRIBUTION AND APPLICATION OF
                         INCOME FROM THE TRUST ASSETS

                    SECTION 3.1  Distribution Prior to Event of
          Default or Restricting Event. Each payment received by the Indenture Trustee pursuant to Section 4.3(d) of the Pooling Agreement shall be promptly distributed in the following order of priority:

                    first, so much of such installment or
               payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A Notes shall be distributed to the Class A Noteholders ratably, without priority of any one Class A Note over any other Class A Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A Note bears to the aggregate amount of all accrued but unpaid. interest to the date of distribution on all Class A Notes; and

                    second, the balance, if any, of such
               installment or payment remaining thereafter shall be distributed ratably to the Class A Noteholders to pay in full the aggregate amount of the Class A Principal Payment Amount then due pursuant to, on or in respect of the Class A Notes, without priority of any one Class A Note over any other Class A Note, in the proportion that the aggregate unpaid Principal Amount of each Class A Note bears to the aggregate unpaid Principal Amount of all Class A Notes.

                    SECTION 3.2 Optional Purchase by Seller; Trust Termination Payments. (a) Pursuant to Section 13.2(a) of the Pooling Agreement, on any Distribution Date occurring on or after the Principal Amount of the Class A Notes of all Series is 10% or less of the aggregate principal amount of the Notes of all Series as of their respective Closing Dates, the Seller at its sole option, upon not less than 30 and not more than 60 days' notice to the Issuer, the Collateral Agent, the Indenture Trustee and the Noteholders, may purchase without penalty or premium all, but not less than all, of the Class A Notes of all Series. Upon receipt of the redemption price (as provided in such Section 13.2) of the Class A Notes, the Indenture Trustee will distribute the amount so received to the holders of the Class A Notes on such Distribution Date. Following any redemption, the Class A Noteholders will have no further rights with respect to the Trust Assets.

                    (b) The Principal Amount of the Class A Notes shall be due and payable no later than the Maturity Date with respect to Series 1996-1. As provided in Section 13.2(b) of the Pooling Agreement, if on the Determination Date in the third month immediately preceding the month in which such Maturity Date occurs (after giving effect to all transfers, withdrawals, deposits and drawings to occur on the next Transfer Date and the payment of principal on the Notes of Series 1996-1 to be made on the related Distribution Date pursuant to Article IV of the Pooling Agreement), the Principal Amount with respect to Series 1996-1 would be greater than zero, the Servicer shall sell, dispose of, or otherwise liquidate, on the terms and for the prices set forth in such Section 13.2(b), Contracts and related Equipment. Amounts received by the Indenture Trustee on account of any such sale, disposition or other liquidation shall be distributed to the Holders of the Class A Notes in final payment thereof.

                    (c) As provided in Section 13.1 of the Pooling Agreement, the Trust shall terminate (to the extent provided therein) on the Trust Termination Date. Amounts received by the Indenture Trustee in connection with the Trust Termination Date shall be distributed to the Holders of the Class A Notes in final payment thereof.

                    (d)  The amount deposited pursuant to
          subsections 3.2(a), 3.2(b) and 3.2(c) shall be paid to the Noteholders in the manner provided in Section 2.4.

                    (e)  Written notice of any termination,
          specifying the Distribution Date upon which the Noteholders may surrender their Notes for payment of the final distribution and cancellation (unless otherwise specified in the Related Supplement), shall be given (subject to at least four Business Days' prior notice from the Servicer to the Indenture Trustee) by the Indenture Trustee to Noteholders mailed not later than the fifth day of the month of such final distribution specifying (i) the Distribution Date (which shall be the Distribution Date in the month in which the deposit is made pursuant to Sections 13.1 or 13.2 of the Pooling Agreement) upon which final payment of the Notes will be made upon presentation and surrender of Notes (unless otherwise specified in the Related Supplement) at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office or offices therein specified (unless otherwise specified in the Related Supplement).

                    (f) All funds on deposit in the Note Payment Account, in the case of a final payment, pursuant to
          Section 13.2 and, in the case of a termination of the Trust, pursuant to Section 13.1 (and notwithstanding such termination), shall continue to be held in trust for the benefit of the Noteholders and the Indenture Trustee shall pay such funds to the appropriate Noteholders upon surrender of their Notes (unless otherwise specified in the Related Supplement). In the event that all of the Noteholders shall not surrender their Notes for cancellation within six months after the date specified in the above written notice, the Indenture Trustee shall give a second written notice to the remaining Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Note Payment Account held for the benefit of such Noteholders. The Indenture Trustee shall pay to the Seller upon request any monies held by it for the payment of principal or interest which remains unclaimed for two years. After payment to the Seller, Noteholders entitled to the money must look to the Seller for payment as general creditors unless an applicable abandoned property law designates another Person.

                    SECTION 3.3 Distribution Following an Event of Default or a Restricting Event. Except as otherwise provided in Section 3.4 hereof, each payment received by the Indenture Trustee pursuant to Section 4.3(e) of the Pooling Agreement shall be promptly distributed by the Indenture Trustee in the following order of priority:

                    first, so much of such payment as shall be
               required to reimburse the Indenture Trustee for any tax, expense, charge or other loss incurred by the Indenture Trustee (to the extent not previously reimbursed) (including, without limitation, the expense of sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon the Event of Default giving rise to such expenditures or advances) shall be applied by the Indenture Trustee in reimbursement of such expenses;

                    second, so much of such payment remaining
               as shall be required to reimburse the
               Noteholders in full for payments made by such Noteholders pursuant to Section 5.3 hereof (to the extent not previously reimbursed) shall be distributed to the Noteholders, and, if the aggregate amount remaining shall be insufficient to reimburse all such payments in full, it shall be distributed ratably, without priority of any Noteholder over any other Noteholder, in the proportion that the aggregate amount of the unreimbursed payments made by each such Noteholder pursuant to
               Section 5.3 hereof bears to the aggregate amount of the unreimbursed payments made by all Noteholders pursuant to Section 5.3 hereof;

                    third, so much of such payment remaining
               as shall be required to pay in full the
               aggregate amount of all accrued but unpaid interest. to the date of distribution on the Class A Notes shall be distributed to the Noteholders, and, if the aggregate amount remaining shall- be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A Note over any other Class A Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A Notes; and

                    fourth, the balance, if any, of such
               payment remaining thereafter shall be
               distributed to the Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A Note over any other Class A Note, in the proportion that the aggregate unpaid principal amount of each Class A Note bears to the aggregate unsaid principal amount of all Class A Notes.

                    SECTION 3.4 Certain Payments. The Indenture Trustee will distribute, promptly upon receipt, any indemnity payment or payment of damages received by it from the Collateral Agent in respect of the Indenture Trustee in its individual capacity or any Noteholder directly, to the Person entitled thereto.

                    SECTION 3.5  Other Payments.  Any payments
          received by the Indenture Trustee for, which no provision as to the application thereof is made in this Indenture shall be distributed by the Indenture Trustee (i) to the extent received or realized at any time prior to the payment in full of all obligations to the Noteholders hereunder or under the Pooling Agreement, in the order of priority specified in Section 3.3 hereof, and (ii) to the extent received or realized at any time after payment in full of all such obligations to the Noteholders, in the following order of priority: first, in the manner provided in the clause "first" of Section 3.3 hereof and second, to the Collateral Agent for application pursuant to Section 4.3 of the Pooling Agreement.

                    SECTION 3.6  Unclaimed Moneys.  Any moneys
          deposited with or paid to the Indenture Trustee for the payment of the principal of or interest on any Class A Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid, upon written request therefor by the Seller, to the Seller, and the holder of such Class A Note, as a general unsecured creditor, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, thereafter look only to the Seller for any payment which such Noteholder may be entitled to collect, and all Liability of the Indenture Trustee with respect to such moneys shall thereupon cease.

                                  ARTICLE IV

                 COVENANTS; EVENTS OF DEFAULT AND RESTRICTING
                    EVENTS; REMEDIES OF INDENTURE TRUSTEE

                    SECTION 4.1 Covenants of the Issuer. (a) The Issuer hereby covenants and agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lien attributable to it with respect to any of the properties or assets of the Trust Assets and it shall, at its own cost and expense, promptly take such action as may be necessary to discharge duly any such Lien. The Issuer will cause restitution to be made to the Trust Assets in the amount of any diminution of the value thereof as the result of any Lien thereon attributable to it.

                    (b)  Each of the Issuer Trustee and the
          Collateral Agent hereby covenants and agrees in favor of the Indenture Trustee and each Class A Noteholder to perform and comply with each and every covenant and agreement made by such Person in the Pooling Agreement as if such covenants and agreements were fully set forth herein.

                    (c) Each of the Seller and the Issuer hereby covenants and agrees in favor of the Indenture Trustee and each Class A Noteholder to perform and comply, and the Issuer covenants and agrees to cause the Issuer Trustee to perform and comply, with each and every covenant and agreement made by such Person in the Pooling Agreement as if such covenants and agreements were fully set forth herein.

                    SECTION 4.2 Events of Default and Restricting Events. Events of Default. If any one of the following events shall occur:

                    (i)  failure on the part of the Seller, the
               Issuer or the Collateral Agent to observe or perform any other covenants or agreements of such Person set forth in this Indenture or the Related Supplement, which failure has a material adverse effect on the Class A Noteholders and which continues unremedied for a period of 60 days after written notice; or

                    (ii) any representation or warranty made by the
               Seller or the Issuer in this Indenture or the Related Supplement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Class A Noteholders are materially and adversely affected and continue to be materially and adversely affected for such period;

          then, and in any such event, after the applicable grace period set forth in such subparagraphs, a Majority in Interest, by written notice to the Issuer, the Indenture Trustee and the Collateral Agent, may declare that an event of default (an "Indenture Event of Default") under this Indenture has occurred as of the date of such notice.

                    SECTION 4.3  Notice to Rating Agencies, etc.
          Promptly following its receipt of notice of any Event of Default or Restricting Event, the Indenture Trustee shall send a copy thereof to the Seller, the Issuer, the Collateral Agent and each Rating Agency.

                    SECTION 4.4  Remedies.  (a)  If an Event of
          Default referred to in subparagraphs (d) or (e) of
          Section 9.1 of the Pooling Agreement shall have occurred, then and in every such case the unpaid principal of all Class A Notes, together with interest accrued but unpaid thereon, and all other amounts due to the Noteholders hereunder, shall immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

                    (b) If any other Event of Default shall have occurred and be continuing, then and in every such case, the Indenture Trustee shall deliver a Notice of Default to the Collateral Agent specifying the Indenture Percentage of Class A Notes hereunder desiring to declare an "Event of Default" under the Pooling Agreement.

                    SECTION 4.5  Remedies Cumulative.  Each and
          every right, power and remedy given to the Indenture Trustee specifically or otherwise in this Indenture or the Pooling Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein or therein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein or therein given or otherwise existing may, subject always to the terms and conditions hereof and thereof, be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Issuer or to be an acquiescence therein.

                    SECTION 4.6 Discontinuance of Proceedings. In case the Indenture Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture or the Pooling Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Indenture Trustee, the Collateral Agent and the Issuer shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder and hereunder with respect to the Trust Assets, and all rights, remedies and powers of the Indenture Trustee shall continue as if no such proceedings had been instituted.

                    SECTION 4.7 Judicial Proceedings Instituted by Indenture Trustee; Indenture Trustee May Bring Suit. If there shall be an Event of Default, then the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums due and unpaid on any Class A Note or under this Indenture, and may file any proofs of claim and other papers or documents necessary or advisable to that end and may vote on behalf of the Noteholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make payments to the Collateral Agent. The Indenture Trustee may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

                    The Indenture Trustee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceeding for the enforcement of the Lien of the Pooling Agreement, and the right of the Indenture Trustee to recover such judgment shall not be affected by any entry or sale under the Pooling Agreement or by the exercise of any right, power or remedy for the enforcement of the provisions of the Pooling Agreement, or of the foreclosure of the Lien of the Pooling Agreement; in case of a sale of any of the Trust Assets and the application of the proceeds of sale to the payment of the Class A Notes and other amounts due under this Indenture, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of, and to receive, all amounts then remaining due and unpaid upon the Class A Notes or under this Indenture, for the benefit of the holders of the Class A Notes, and shall be entitled to recover judgment for any portion of the same remaining unpaid, with interest as aforesaid. No recovery of any such judgment upon any property of the Issuer or the Seller shall affect or impair the Lien of the Pooling Agreement or any rights, powers or remedies of the Indenture Trustee or the Collateral Agent hereunder or thereunder, or any rights, powers or remedies of the Noteholders.

                    SECTION 4.8  Control by Noteholders.  (a)  A
          Majority in Interest of the Noteholders hereunder shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, hereunder or under the Pooling Agreement; provided, however, that

                    (i)  such direction shall not be in conflict
               with any rule of law, this Indenture or the Pooling Agreement and would not involve the Indenture
               Trustee in personal liability or expense,

                    (ii) the Indenture Trustee shall not determine
               that the action so directed would be unjustly prejudicial to the Noteholders not taking part in such direction, and

                    (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

                    (b) The Controlling Party of the Note Owners of all Series, or the Applicable Representatives on their behalf, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent, or exercising any trust or power conferred on the Collateral Agent under the Pooling Agreement; provided, however, that

                    (a)  such direction shall not be in
               conflict with any rule of law, any Indenture or Note Purchase Agreement or the Pooling
               Agreement and would not involve the Collateral
               Agent in personal liability or expense,

                    (b)  the Collateral Agent shall not
               determine that the action so directed would be un-unjustly prejudicial to the Noteholders not taking part in such direction, and

                    (c)  the Collateral Agent may take any
               other action deemed proper by the Indenture
               Trustee which is not inconsistent with such direction.

                    SECTION 4.9  Right of Noteholders to Receive
          Payments not to be Impaired. Anything in this Indenture to the contrary notwithstanding, the right of any Noteholder to receive distributions of payments required pursuant to Section 3.1 or 3.3 hereof on the applicable Class A Notes when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Noteholder.

                    SECTION 4.10  Limitation on Suits.  No
          Noteholder may pursue any remedy with respect to this Indenture, the Pooling Agreement or the Class A Notes unless:

                    (1)  the Noteholder gives to the Indenture
               Trustee written notice stating that an Event of Default is continuing;

                    (2)  a Majority in Interest of Class A
               Noteholders make a written request to the Indenture Trustee to pursue the remedy;

                    (3)  the Noteholder or Noteholders offer
               to the Indenture Trustee reasonable security or indemnity against any loss, liability or expense;

                    (4)  the Indenture Trustee does not comply
               with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                    (5)  the Majority in Interest of the
               Noteholders do not give the Indenture Trustee a written direction inconsistent with the request during such 60-day period.

                    A Noteholder may not use this Indenture or the Pooling Agreement to prejudice the rights of another
          Noteholder or to obtain a preference or priority over another Noteholder.

                    SECTION 4.11  Undertaking for Costs.  The
          parties hereto agree that, in any suit for the enforcement of any right or remedy under this Indenture or the Pooling Agreement or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section do not apply to a suit by the Indenture Trustee, a suit by a Noteholder pursuant to Section 4.10 hereof or a suit by Noteholders holding more than 10% of the aggregate unpaid principal amount of the Class A Notes Outstanding.

                    SECTION 4.12 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law at any time hereafter in force, in order to prevent or hinder the enforcement of this Indenture or the Pooling Agreement or the execution of any power granted herein or therein to the Indenture Trustee, or the absolute sale of the Trust Assets, or any part thereof, or the possession thereof by any purchaser at any sale under this Article IV or under the Pooling Agreement; and the Issuer for itself and all who may claim under it, so far as it or any of them now or hereafter lawfully may, hereby waives the benefit of all such laws. The Issuer for itself and all who may claim under it waives, to the extent that it lawfully may, all right to have the property in the Trust Assets marshalled upon any foreclosure thereof, and agrees that any court having jurisdiction to foreclose the Pooling Agreement may order the sale of the Trust Assets as an entirety.

                    If any law referred to in this Section 4.12 and now in force, of which the Issuer or its successors might take advantage despite this Section 4.12, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 4.12.

                                  ARTICLE V

                       DUTIES OF THE INDENTURE TRUSTEE

                    SECTION 5.1  Certain Notices.  (a)  In the
          event the Indenture Trustee shall have knowledge of an Event of Default, as promptly as practicable after, and in any event within 90 days after, the occurrence of any such Event of Default, the Indenture Trustee shall transmit by mail to the Collateral Agent, the Seller, the Issuer and the Noteholders, in accordance with Section 313(c) of the Trust Indenture Act, notice of such Event of Default hereunder known to the Indenture Trustee, unless such Event of Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Class A Note, the Indenture Trustee shall be protected in withholding such notice to any Person if and so long as the board of directors, the executive committee or a trust committee of Directors and/or Responsible Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders. Subject to the terms of Sections 4.2, 4.4, 4.7 and 5.3 hereof, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to any such Event of Default (including without limitation with respect to the exercise of any rights or remedies hereunder or under the Pooling Agreement) as the Indenture Trustee shall be instructed in writing by a Majority in Interest of the Noteholders. subject to the provisions of Section 5.3 hereof, if the indenture Trustee shall not have received instructions as above provided within 20 days after notice of such Event of Default to the Noteholders, the Indenture Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this
          Section 5.1, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to any such Event of Default as it shall determine advisable in the best interests of the Noteholders and shall use the same degree of care and skill in connection therewith as a prudent man would use under the circumstances in the conduct of his own affairs. For all purposes of this Indenture, in the absence of actual knowledge on the part of an officer in its Corporate Trust Administration, the Indenture Trustee, shall not be deemed to have knowledge of any Event of Default unless notified in writing by the Collateral Agent, the issuer Trustee or one or more Noteholders.

                    (b) The Indenture Trustee will furnish to any Noteholder who provides a written request to the Indenture Trustee asking to receive the same (which written request shall include the address of such Noteholder to which the same shall be furnished), promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee under the Pooling Agreement or received from the Collateral Agent pursuant hereto to the extent the same shall not have been otherwise directly distributed to the Noteholders pursuant to the express provision of the Pooling Agreement.

                    SECTION 5.2 Action Upon Instructions. Subject to the terms of Sections 4.4, 4.7, 4.8, 5.1, 5.3 and 11.1 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of the Noteholders, the Indenture Trustee shall take such of the following actions as may be specified in such instructions: (i) exercise such election or option, or make such decision or determination or side such notice, consent, waiver or approval or exercise such right, remedy or power or take such other action hereunder or in respect of any part or all of the Trust Assets as shall be specified in such instructions; (ii) take such action with respect to, or to preserve or protect, the Trust Assets including the discharge of Liens) as shall be specified in such instructions and as are consistent with this Indenture and the Pooling Agreement; and (iii) take such other action in respect of the subject matter of this Indenture as is consistent with the terms hereof and the Pooling Agreement.

                    SECTION 5.3  Indemnification.  The indenture
          Trustee shall not be required to take any action or refrain from taking any action under Sections 5.1 (other than the first sentence thereof) or 5.2 or Article IV hereof or under the Pooling Agreement unless the Indenture Trustee shall have been indemnified by the Noteholders against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith. The Indenture Trustee shall not be under any obligation to take any action under this Indenture or the Pooling Agreement and nothing contained in this Indenture or the Pooling Agreement shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Indenture Trustee shall not be required to take any action under
          Section 5.1 (other than the first sentence thereof) or
          5.2 or Article IV hereof or under the Pooling Agreement, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or of the Pooling Agreement or is otherwise contrary to law.

                    SECTION 5.4 No Duties Except as Specified in Indenture or Instructions. Subject to the provisions of
          Section 315 of the Trust Indenture Act, the Indenture Trustee shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Indenture or the Pooling Agreement or any part of the Trust Assets, except as expressly provided by the terms of this Indenture or the Pooling Agreement or as expressly provided in written instructions from the Noteholders as provided in this Indenture; and no implied duties or obligations shall be read into this indenture or the Pooling Agreement against the Indenture Trustee. The Indenture Trustee agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 9.1 hereof) promptly take such action as may be necessary to duly discharge all Liens on any part of the Trust Assets which result from claims against it in :its individual capacity not related to any other transaction contemplated by or pursuant to any document included in the Trust Assets.

                    SECTION 5.5  Directions to Collateral Agent.
          The Indenture Trustee may, and upon the request of a Majority in Interest of the Noteholders shall, give such directions or notices to the Collateral Agent as are permitted to be given by the Indenture Trustee under the Pooling Agreement; provided, however, that without the consent of each Noteholder, the Indenture Trustee will not take any action which, pursuant to Section 11.1(a) hereof, expressly requires the consent of each Noteholder. Any such direction or notice shall specify the percentage of Principal Amount of Notes voting in favor of the taking of action or the giving of direction specified in any such direction or notice.

                                  ARTICLE VI

                         REDEMPTION OF CLASS A NOTES

                    SECTION 6.1  No Redemption Prior to Maturity.
          Except as provided in this Article VI, the Class A Notes may not be redeemed prior to the Maturity Date.

                    SECTION 6.2  Expected Amortization Schedule.
          The Class A Notes then outstanding shall without the requirement of any further action on the part of the Issuer be redeemed on each Distribution Date in an amount equal to the lesser of (i) the Aggregate Principal Amount thereof and (ii) the applicable Class A Principal Payment Amount for such Distribution Date for such Class A Notes. Assuming Scheduled Payments are made on the Related Pool of Contracts when due, it is expected (but not required) that the Noteholders hereunder will receive on each Distribution Date, as a reduction of the principal amount of their Class A Notes, the amount set forth opposite such Distribution Date on the schedule below:

          DISTRIBUTION DATE                EXPECTED SCHEDULED
                                              AMORTIZATION

          April 20, 1996                       $2,857,438
          May 20, 1996                          3,231,393
          June 20, 1996                         2,690,955
          July 20, 1996                         2,918,759
          August 20, 1996                       3,653,843
          September 20, 1996                    2,725,643
          October 20, 1996                      3,158,047
          November 20, 1996                     3,116,864
          December 20, 1996                     2,736,798
          January 20, 1996                      2,761,451
          February 20, 1997                     2,898,158
          March 20, 1997                        2,650,869
          April 20, 1997                        2,560,079
          May 20, 1997                          2,881,697
          June 20, 1997                         2,668,127
          July 20, 1997                         2,596,673
          August 20, 1997                       2,787,082
          September 20, 1997                    2,576,652
          October 20, 1997                      2,815,270
          November 20, 1997                     2,749,220
          December 20, 1997                     2,538,808
          January 20, 1998                      2,500,974
          February 20, 1998                     2,550,147
          March 20, 1998                        2,413,761
          April 20, 1998                        2,433,565
          May 20, 1998                          2,518,904
          June 20, 1998                         2,394,521
          July 20, 1998                         2,398,619
          August 20, 1998                       4,131,085
          September 20, 1998                    2,369,271
          October 20, 1998                      2,296,906
          November 20, 1998                     2,305,259
          December 20, 1998                     2,069,973
          January 20, 1999                      2,082,593
          February 20, 1999                     1,865,336
          March 20, 1999                        1,843,085
          April 20, 1999                        1,788,746
          May 20, 1999                          1,784,499
          June 20, 1999                         1,771,272
          July 20, 1999                         1,932,896
          August 20, 1999                       1,686,228
          September 20, 1999                    1,639,373
          October 20, 1999                      1,658,296
          November 20, 1999                     1,388,254
          December 20, 1999                     1,271,818
          January 20, 2000                      1,111,194
          February 20, 2000                     1,009,556
          March 20, 2000                          961,666
          April 20, 2000                          933,778
          May 20, 2000                            972,819
          June 20, 2000                         1,078,258
          July 20, 2000                           979,255
          August 20, 2000                         947,675
          September 20, 2000                      754,250
          October 20, 2000                        239,158

                    (b) Each redemption of the Class A Notes made pursuant to Section 6.2(a) hereof shall be applied to each Class A Note pro rata in accordance with the then outstanding principal amount thereof.

                    SECTION 6.3  Notice of Redemption to
          Noteholders. In order to effect any redemption set forth in Section 3.2 hereof, the Indenture Trustee shall give not less than 15 and not more than 45 days' prior notice, by first class mail of redemption to each Noteholder.

                    All notices of redemption shall state:

                    (a)  that such redemption shall occur
               pursuant to Section 3.2;

                    (b)  the applicable date of payment of
               such redemption;

                    (c)  the place or places where such Class
               A Notes are to be surrendered for payment; and

                    (d)  the redemption price and the amount
               of accrued interest to be paid.

                    SECTION 6.4  Receipt of Funds.  (a)  On any
          date fixed for redemption under Section 3.2 and 6.3 hereof, immediately available funds in Dollars shall be deposited in the Collection Account by the Seller or by the Servicer on behalf of the Seller at the place and by the time and otherwise in the manner provided in Section
          2.4 hereof and Section 13.2 of the Pooling Agreement, in an amount equal to the principal amount of Class A Notes to be redeemed together with accrued and unpaid interest thereon to the date fixed for such redemption. From and after the date of such deposit, interest shall no longer accrue on the principal amount of the Class A Notes to be redeemed. As provided in Section 2.4 hereof, upon receipt of such funds, the Collateral Agent shall transfer such funds to the Note Payment Account by the time and in the manner specified in Sections 4.3(d) and
          13.2 of the Pooling Agreement. Upon receipt of such funds, the Indenture Trustee will promptly notify the Collateral Agent of the amount thereof to be applied to the redemption of the principal amount of the Class A Notes.

                                 ARTICLE VII

                THE COLLATERAL AGENT AND THE INDENTURE TRUSTEE

                    SECTION 7.1 Acceptance of Trusts and Duties. Each of the Collateral Agent and the Indenture Trustee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all monies received by it constituting part of the Trust Assets in accordance with the terms hereof and of the Pooling Agreement. The Collateral Agent and the Indenture Trustee, in their individual capacities, shall not be answerable or accountable under any circumstances, except (a) for their own willful misconduct or gross negligence, (b) their failure to use ordinary care in receiving, handling or disbursing funds, (c) in the case of the Indenture Trustee, as provided in Section 2.3 hereof or the last sentence of Section 5.4 hereof, and
          (d) for liabilities that may result, in the case of the Indenture Trustee, from the inaccuracy of any representation or warranty of the Indenture Trustee made in its individual capacity herein or in the Pooling Agreement. Neither the Collateral Agent nor the Indenture Trustee shall be liable for any error of judgment made in good faith by a Responsible Officer of the Collateral Agent or the Indenture Trustee, as the case may be, unless it is proved that the Collateral Agent or the Indenture Trustee, as the case may be, was negligent tn ascertaining the pertinent facts. None of the Seller, the Collateral Agent@ or the Indenture Trustee shall be liable for any action or inaction of any other. The Indenture Trustee shall not be liable for any lawful action taken at the direction of a Majority interest of the holders of the Class A Notes and otherwise in accordance herewith.

                    SECTION 7.2 Absence of Duties. In the case of the Indenture Trustee, except in accordance with written instructions furnished pursuant to Section 5.1 or 5.2 hereof, and except as provided in, and without limiting the generality of, Sections 5.3 and 5.4 hereof and, in the case of the Collateral Agent, except as provided in
          Section 4.1(b) hereof, none of the Indenture Trustee or the Collateral Agent shall have any duty (a) to see to any recording or filing of, or necessary to perfect an interest in, the Trust Assets or any other document, or to see to the maintenance of any such recording or filing, (b) to see to any insurance, whether or not the Servicer or the Seller shall be in default with respect thereto, (c) to see to the payment or discharge of any Lien of any kind against any part of the Trust Assets or
          (d) to confirm, verify or inquire into the failure to receive any financial statements required to be delivered under the Pooling Agreement. Except as expressly otherwise provided herein and, with respect to the Seller in the Pooling Agreement, the Noteholders and the Seller shall not have any duty or responsibility hereunder, including, without limitation, any of the duties mentioned in clauses (a) through (d) above.

                    SECTION 7.3 No Representations or Warranties as to Documents. None of the Collateral Agent or the Indenture Trustee in its individual capacity makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Pooling Agreement or the Class A Notes or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Collateral Agent or the Indenture Trustee, made in their respective individual capacities, under any document to which such party is a party. The Noteholders and the Seller make no representation or warranty hereunder whatsoever.

                    SECTION 7.4  No Segregation of Monies; No
          Interest. Any monies paid to or retained by the Indenture Trustee pursuant to any provision hereof and not then required to be distributed to any Noteholder as provided in Article III hereof need not he segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Indenture Trustee shall not (except as otherwise provided in Section 2.4 hereof) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Indenture Trustee shall be accounted for by the Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as pertaining to the transaction contemplated hereby and as to the source thereof.

                    SECTION 7.5  Reliance; Agents; Advice of
          Counsel. None of the Issuer Trustee, the Collateral Agent or the Indenture Trustee shall incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Issuer Trustee, the Collateral Agent and the Indenture Trustee may accept a copy of a resolution of the Board of Directors of any party to the Pooling Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid principal amount of Class A Notes Outstanding as of any date, the Issuer Trustee and the Collateral Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the Indenture Trustee. As to any fact or matter relating to the Issuer the manner of ascertainment of which is not specifically described herein, the Indenture Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Issuer Trustee or the Collateral Agent, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Indenture Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized to enter into this Indenture and the Issuer Trustee is authorized to enter into the Pooling Agreement and to take all action to be taken by it pursuant to the provisions hereof and thereof, and shall not inquire into the authorization of the Issuer with respect thereto. In the administration of the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder direction, or through agents or attorneys and may, at the expense of the Trust Assets, consult with counsel, accountants and other skilled persons to be selected and retained by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

                    SECTION 7.6  Capacity in Which Acting.  The
          Indenture Trustee acts hereunder solely as trustee herein and not in its individual capacity, except as otherwise expressly provided in the Transaction Documents.

                    SECTION 7.7  Compensation.  The Indenture
          Trustee shall be entitled to reasonable compensation, including expenses and disbursements, for all services rendered hereunder and shall have a claim on the Trust Assets for the payment of such compensation, to the extent that such compensation shall not be paid by the Servicer or others. The Indenture Trustee agrees that it shall have no right against the Issuer, the Collateral Agent or the Noteholders for any fee as compensation for its services as trustee under this Indenture.

                    SECTION 7.8  May Become Noteholder.  Each of
          the institutions acting as Collateral Agent or Indenture Trustee or any agent of the Collateral Agent or the Indenture Trustee hereunder may, in its individual or any other capacity, become the owner or pledgee of Class A Notes with the same rights it would have if it were not the institution acting as Collateral Agent, Indenture Trustee or such agent, as the case may be.

                    SECTION 7.9 Further Assurances. At any time and from time to time, upon the request of the Indenture Trustee, the Issuer shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request and as are necessary to perfect, preserve or protect the security interests and assignments created or intended to be created by the Pooling Agreement.

                    SECTION 7.10  Corporate Trustee Required;
          Eligibility. There shall at all times be an Indenture Trustee hereunder which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia having a combined capital and surplus of at least $100,000,000, (or having a combined capital and surplus in excess of $3,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia and having a combined capital and surplus of at least $100,000,000), if there is such an institution willing, able and legally qualified to perform the duties of the Indenture, Trustee hereunder upon reasonable or customary terms. Such corporate trustee shall be authorized under the laws of the United States of America or any State thereof or the District of Columbia to exercise corporate trust powers and shall be subject to supervision of examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of :he aforesaid supervising or examining authority. then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Subsequent to the qualification of this Indenture under the Trust Indenture Act, the Indenture Trustee shall comply with Section 310(b) of the Trust indenture Act; provided, however, that there shall be excluded from the operation of
          Section 310(b)(1) of the Trust Indenture Act, each other Indenture and any other indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

                    In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 10.2 hereof.

                    SECTION 7.11 Preferential Collection of Claims Against the Indenture Trustee. Subsequent to the qualification of this Indenture under the Trust Indenture Act, the Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act, and, if the Indenture Trustee shall resign or be removed as Indenture Trustee, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

                    SECTION 7.12  Maintenance of Agencies; Note
          Registrar Paying Agents; Authorized Agents. (a) With respect to the Class A Notes, there shall at all times be maintained in the Borough of Manhattan, The City of New York, an office or agency where such Class A Notes may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Indenture Trustee in respect of such Class A Notes may be served. Such office or agency shall be initially at Shawmut Trust Company, 14 Wall Street, 8th Floor, Window 2, New York, New York 10005. Written notice of the location of each such other office (or agency and of any change of location thereof shall be given by the Indenture Trustee to the Collateral Agent, the Issuer, the Issuer Trustee, the Seller and the Noteholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office.

                    (b)  There shall at all times be a Note
          Registrar hereunder. As provided in Section 2.6 hereof, the Indenture Trustee shall initially be the Note Registrar hereunder. The Indenture Trustee may appoint one or more other institutions to act as note registrar hereunder, and the term "Note Registrar" shall include any such note registrars. The Note Registrar shall furnish to the Indenture Trustee, at stated intervals of not more than six months, and at such other times as the Indenture Trustee may request in writing, a copy of the Note Register maintained by the Note Registrar.

                    (c) The Indenture Trustee may appoint one or more paying agents hereunder, and the term "Paying Agent" shall include any such paying agents.

                    (d) Each Note Registrar, each Paying Agent and each agent for the Indenture Trustee, unless otherwise specifically provided herein, shall be an "Authorized Agent". Each Authorized Agent hereunder shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any State thereof or the District of Columbia having a combined capital and surplus of at least $100,000,000, (or having a combined capital and surplus in excess of $3,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia and having a combined capital and surplus of at least $100,000,000) and having a Bond Rating of at least BBB "or its equivalent), and shall be authorized under such laws to exercise corporate trust powers, subject to supervision or examination by Federal, State or District of Columbia authority. Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

                    (e)  Any Authorized Agent may at any time
          resign by giving written notice of resignation to the Indenture Trustee, the Issuer, the Collateral Agent and the Seller. The Issuer or the Indenture Trustee may at any tine terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this
          Section 7.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Indenture Trustee shall, or shall promptly appoint one or more qualified successor Authorized Agents to, perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Indenture Trustee shall give written notice of any such appointment made by it to the Seller and the Issuer; and the Indenture Trustee shall mail notice of such appointment to all Noteholders as their names and addresses appear on the Note Register.

                    (f) The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

                    SECTION 7.13  Money for Note Payments to Be
          Held in Trust. All moneys deposited with the Indenture Trustee or any Paying Agent for the purpose of any payment on Class A Notes shall be deposited and held in trust for the benefit of the Noteholders entitled to such payment, subject to the provisions of this Section 7.13. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Noteholders with respect to which such money was deposited. Any Paying Agent shall provide notice to the Indenture Trustee of any Event of Default in accordance with the provisions of Section 317(a)(2) of the Trust Indenture Act

                    The Indenture Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by- the Indenture Trustee upon the same terms as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                                 ARTICLE VIII

                        NOTEHOLDERS' LISTS AND REPORTS

                    SECTION 8.1 Noteholder Lists. The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Indenture Trustee is not the sole Note Registrar, the Issuer shall cause to be furnished to the Indenture Trustee within 15 days after each Record Date and within 15 days before each Payment Date, and at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list, in such form as the Indenture Trustee may reasonably require, of all information in the possession or control of the Issuer as to the names and addresses of the Noteholders as of a date not more than 15 days prior to the time such list is furnished; provided, however, that this obligation shall be deemed satisfied in full upon the furnishing to the Indenture Trustee of a copy of the Note Register. The Indenture Trustee may destroy any list furnished to it as provided in this Section 8.1. upon receipt of a new list so furnished.

                    SECTION 8.2  Reports by Indenture Trustee.
          (a) Subsequent to the qualification of this Indenture under the Trust Indenture Act, the Indenture Trustee shall transmit to Noteholders such reports concerning the Indenture Trustee and its actions under this Indenture and the release of the Trust Assets from the Lien of the Pooling Agreement as may be required pursuant to the Trust indenture Act at the times, in the manner and to the Persons provided pursuant thereto. Reports required pursuant to Section 313(a) of the Trust Indenture Act with respect to any 12-month period shall cover the 12-month period ending May 15 and shall be transmitted by mail by the next succeeding July 15. Subsequent to the qualification of this Indenture under the Trust Indenture Act, a copy of each such report at the time of its mailing to the Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Class A Notes are listed.

                    (b)  Promptly upon receipt thereof, the
          Indenture Trustee shall transmit to all Noteholders the reports and other information which are provided to the Indenture Trustee by the Issuer pursuant to Section 8.3 hereof

                    SECTION 8.3  Reports by the Issuer. (a) The
          Servicer, on behalf of the Issuer, shall:

                    (i)  file with the Indenture Trustee, within
               fifteen days after the Issuer is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                    (ii) file with the Indenture Trustee and the
               Securities and Exchange Commission in accordance with rules and regulations prescribed from time to time by the Securities and Exchange Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                    (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA SECTION 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 8.3(a) as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.

                         (b)  Unless the Seller otherwise determines,
               the fiscal year of the Issuer shall end on December 31 of such year.

                         SECTION 8.4  Reports by Indenture Trustee. (a)
               If required by TIA SECTION 313(a), within sixty days after each May 1, beginning with May 1, 1996, the Indenture Trustee shall mail to each Noteholder as required by TIA SECTION 313(c) a brief report dated as of such date that complies with TIA SECTION 313(a). The Indenture Trustee also shall comply with TIA SECTION 313(b). A copy of any report delivered pursuant to this Section 8.4(a) shall, at the time of its mailing to Noteholders, be filed by the Indenture Trustee with the Securities and Exchange Commission and each stock exchange, if any, on which the Securities are listed. The Seller shall notify the Indenture Trustee if and when the Securities are listed on any stock exchange.

                         (b) On each Distribution Date, the Indenture Trustee shall include with each payment to each Noteholder a copy of the Monthly Report for the related period delivered to the Indenture Trustee pursuant to
               Section 3.10 of the Pooling Agreement.

                                       ARTICLE IX

                                    INDEMNIFICATION

                         SECTION 9.1  Indemnification.  The Indenture
               Trustee acknowledges and accepts the conditions and limitations with respect to the Servicer's obligation to indemnify, defend and hold the Indenture Trustee harmless as set forth in Sections 8.3 and 8.4 of the Pooling Agreement.

                                       ARTICLE X

                  SUCCESSOR ISSUER TRUSTEES; SEPARATE ISSUER TRUSTEES

                         SECTION 10.1  Notice of Successor Issuer
               Trustee. In the case of any appointment of a successor to the Issuer Trustee pursuant to the Pooling Agreement or any merger, conversion, consolidation or sale of all or substantially all of the corporate trust business of the Issuer Trustee pursuant to the Pooling Agreement, the successor Issuer Trustee shall give prompt written notice thereof to the Collateral Agent and each Noteholder.

                         SECTION 10.2 Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by giving at least 30 days' prior written notice to the Collateral Agent, the Seller, the Issuer and each Noteholder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. A Majority in Interest of the Noteholders may remove the Indenture Trustee by so notifying the Indenture Trustee and the Seller may appoint a successor indenture Trustee. The Seller shall remove the Indenture Trustee if:

                         (1)  the Indenture Trustee fails to comply with
                    Section 7.10 hereof;

                         (2) the Indenture Trustee is adjudged bankrupt or insolvent;

                         (3) a receiver or other public officer takes charge of the Indenture Trustee or its property;

                         (4)  the Indenture Trustee otherwise becomes
                    incapable of acting; or

                         (5) the Indenture Trustee shall fail to comply with Section 310 of the Trust Indenture Act, after written request therefor by the Collateral Agent.

                         If the Indenture Trustee resigns or is removed
               or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Seller shall promptly appoint a successor Indenture Trustee.

                         A successor Indenture Trustee shall deliver a
               written acceptance of its appointment to the retiring Indenture Trustee, the Collateral Agent and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall. become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Collateral Agent, the Issuer and the Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, subject to the Lien provided for in the Pooling Agreement.

                         If a successor Indenture Trustee does not take
               office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Collateral Agent or a Majority in Interest of the Noteholders may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                         If the Indenture Trustee fails to comply with
               Section 7.10 hereof (to the extent applicable), any Noteholder who has been a bona fide holder of a Class A Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

                         Notwithstanding the replacement of the
               Indenture Trustee pursuant to this Section 10.2, the Servicer's obligations under Section 9.1 hereof shall continue for the benefit of the retiring Indenture Trustee.

                         SECTION 10.3 Appointment of Separate Indenture Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken or if the Indenture Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Noteholders, or in the event the Indenture Trustee shall have been requested to do so by a Majority in Interest of the Noteholders, the Indenture Trustee, by an instrument in writing signed by it and without the concurrence of the Issuer, may appoint one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, or to act as separate trustee or trustees of all or any part of the Trust Assets with such powers as may be provided in an agreement supplemental hereto.

                         (b) The Indenture Trustee and, at the request of the Indenture Trustee, the Issuer shall execute, acknowledge and deliver all such instruments as rna@7 be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or, co-trustee and the Issuer hereby makes, constitutes and appoints the Indenture Trustee its agent and attorney-in-fact for it, and in its name, place and stead to execute, acknowledge and deliver the same in the event that the Issuer shall not itself execute and deliver the same within 20 days after receipt by it of such request so to do. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he or they shall be vested with such rights and duties, as shall be specified in the instrument of appointment, jointly with the Indenture Trustee (except insofar as local law makes it necessary for any such separate trustee or separate trustees or co-trustee to act alone) subject to all the terms of this Indenture. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all assets, property, rights, powers, trusts, obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

                         (c) All provisions of this Indenture which are for the benefit of the Indenture Trustee shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this
               Section 10.3, including without limitation Article VII hereof.

                         (d)  Every separate trustee and co-trustee
               hereunder shall, to the extent permitted by law, be appointed and act, and the Indenture Trustee shall act, subject to the following provisions and conditions:

                         (i) all rights, powers, duties and obligations conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Indenture Trustee;

                         (ii) all other rights, powers, duties and
                    obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or separate trustees or co-trustee jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee;

                         (iii) no power hereby given to, or with respect
                    to which it is hereby provided may be exercised by, any such separate trustee or separate trustees or co-trustee shall be exercised hereunder by such Person except jointly with, or with the consent of, the indenture Trustee; and

                         (iv) no trustee hereunder shall be personally
                    liable by reason of any act or omission of any other trustee hereunder.

               If at any time the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law, or take any such action or shall be advised by such counsel that it is no longer legally required. or necessary or prudent in the interest of the Noteholders or in the event the Indenture Trustee shall have been requested to do so by a Majority in Interest of the Noteholders, the Indenture Trustee shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any separate trustee or separate trustees or co-trustee.

                         (e)  Any request, approval or consent in
               writing by the Indenture Trustee to any separate trustee or separate trustees or co-trustee shall be sufficient warrant to such separate trustee or separate trustees or co-trustee, as the case may be, to take such action as may be so requested, approved or consented to.

                         (f)  Notwithstanding any other provision of
               this Section 10.3, the powers of any separate trustee or separate trustees or co-trustee appointed pursuant to this Section 10.3 shall not in any case exceed those of the Indenture Trustee hereunder.

                         SECTION 10.4  Notice of Successor Collateral
               Agent. In the case of any appointment of a successor to the Collateral Agent pursuant to the Pooling Agreement or any merger, conversion, consolidation or sale of all or substantially all of the corporate trust business of the Collateral Agent pursuant to the Pooling Agreement, the Indenture Trustee shall give prompt written notice thereof to each Noteholder.

                                       ARTICLE XI

                             SUPPLEMENTS AND AMENDMENTS TO
                           THIS INDENTURE AND OTHER DOCUMENTS

                         SECTION 11.1  Amendments; Waivers, etc. of
               Operative Documents; Direction to Collateral Agent. (a) At any time and from time to time, (i) the Seller, the Issuer, the Collateral Agent and the Indenture Trustee, with the written consent of a Majority in Interest of the Class A Notes, may execute a supplement to this Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, this Indenture (including any appendix or schedule hereto) and (ii) the Indenture Trustee, with the written consent of a Majority in Interest of the Class A Noteholders, may consent to or execute a written amendment of or supplement to, or waiver or consent under, the Pooling Agreement or any Supplement; provided, however, that, without the consent of each Holder of a Class A Note, no such amendment, supplement, waiver or consent shall

                         (A)  reduce the amount or extend the time of
                    payment of any amount owing or payable under any Class A Note or (except as provided in this Indenture) increase or reduce the interest payable on any Class A Note (except that only the consent of the affect Noteholder shall be required for any decrease in an amount of or the rate of interest payable on such Class A Note or any extension for the time of payment of any amount payable under such Class A Note), or alter or modify the provisions of the Pooling Agreement with respect to the order of priorities in which distributions thereunder shall be made or with respect to the amount or time of payment of any such distribution;

                         (B) reduce, modify or amend any indemnities in favor of any Noteholder or in favor of or to be paid by the Seller or the Servicer, or alter the definition of "Indemnitees" to exclude any Noteholder (except as consent to by each Person adversely affected thereby);

                         (C)  make any Class A Note payable in money
                    other than U.S. dollars;

                         (D)  modify the provisions of this Indenture
                    relating to amendments, waivers and supplements of this Indenture or the Pooling Agreement or any other document; or

                         (E)  modify the definition of "Majority in
                    Interest" contained herein or the percentage of Noteholders required to effect any modification of this Indenture.

               This Section 11.1 shall not apply to any indenture or indentures supplemental hereto to the extent permitted by, and complying with the terms of Sections 10.3 or 11.4 hereof. Notwithstanding the foregoing, without the consent of each Noteholder, no such amendment, supplement, waiver or modification of the terms of any agreement or document shall expressly permit the creation of any Lien on the Trust Assets or any part thereof, except as herein expressly permitted, or deprive any Noteholder of the benefit of the Lien of the Pooling Agreement on the Trust Assets, except as provided in Sections 5.1 and 5.2 hereof or Sections 5.1 and 5.2 of the Pooling Agreement or in connection with the exercise of remedies under Article IV of the Pooling Agreement.

                         It shall not be necessary for the consent of
               the Noteholders under this Section 11.1 to approve the particular form of any proposed supplement or amendment to this Indenture or the Pooling Agreement, but it shall be sufficient if such consent shall approve the substance thereof.

                         (b) Notwithstanding the foregoing, if no Event of Default shall have occurred and be continuing, the Indenture Trustee may consent to any modification or amendment of, addition to or deletion from the Pooling Agreement if, as reflected in an Officers' Certificate (and, to the extent required herein, an Opinion of Counsel) such modification, amendment, addition or deletion shall not materially adversely affect the interests of the holders of the Notes and does not require the consent of each Noteholder pursuant to
               Section 11.1(a).

                         SECTION 11.2  Trustees and Collateral Agent
               Protected. If, in the opinion of the institution acting as Issuer Trustee or as Collateral Agent under the Pooling Agreement or the institution acting as the Indenture Trustee hereunder, any document required to be executed pursuant to the terms of Section 11.1 hereof adversely affects any right, duty, immunity or indemnity with respect to it under this Indenture or the Pooling Agreement, such Person may in its discretion decline to execute such document.

                         SECTION 11.3  No Request Necessary for
               Supplement. Subject to Section 6.2 of the Pooling Agreement and notwithstanding anything contained in
               Section 11.1 hereof, any Supplement executed and delivered pursuant to Section 6.2 of the Pooling Agreement and any amendments regarding the addition to or removal of Contracts from the Issuer as provided in Sections 2.5 or 6.2 of the Pooling Agreement, executed in accordance with the provisions thereof, shall not be considered amendments to the Pooling Agreement for the purpose of Section 11.1.

                         SECTION 11.4  No Request Necessary for
               Indenture Supplement, Etc. The Issuer (when directed in writing by the Seller), the Collateral Agent and the Indenture Trustee may enter into an indenture or indentures supplemental hereto and agreements supplemental to the Pooling Agreement for one or more of the following purposes:

                         (a) to convey, transfer, assign, mortgage or pledge any property or assets to the Indenture Trustee or to the Collateral Agent as security for the obligations of the Issuer;

                         (b)  to evidence the succession of another
                    corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer Trustee or the Issuer herein, in the Pooling Agreement and the Class A Notes;

                         (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as (in the case of the Issuer) consented to by the Seller and as they shall consider to be for the Indenture Trustee protection of the Noteholders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided herein or in the Pooling Agreement; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture or agreement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or Limit the remedies available to the Indenture Trustee or the Collateral Agent upon such an Event of Default or may limit the right of the Noteholders to waive such an Event of Default;

                         (d) to surrender any rights or power conferred herein or in the Pooling Agreement upon the Issuer Trustee, the Seller, the Collateral Agent or the Issuer; provided, however, that no such surrender shall be given effect unless the Issuer Trustee has obtained he written consent thereto of the Seller;

                         (e)  to cure any ambiguity or to correct or
                    supplement any provision contained herein or in the Pooling Agreement or in any supplemental indenture or agreement which may be defective or inconsistent with any other provision contained herein or in the Pooling Agreement or in any supplemental indenture or agreement; provided, however, that such cure, correction or supplement shall not be materially adverse to the rights or interests of the Noteholders;

                         (f)  to provide for the issuance under this
                    Indenture of Class A Notes in coupon form and to provide for exchangeability of such Class A Notes with Class A Notes issued hereunder in fully registered form, and to make all appropriate changes for such purpose;

                         (g) to correct or amplify the description of any property at any time subject to the Lien of the Pooling Agreement or better to assure, convey and confirm unto the Collateral Agent any property subject or required to be subject to the Lien of the Pooling Agreement or to subject Additional Contracts and Equipment to the Lien of the Pooling Agreement in accordance with the provisions thereof; provided, however, that supplements to the Pooling Agreement entered into for the purpose of subjecting Additional Contracts and Equipment to the Lien of the Pooling Agreement need only be executed by the Issuer Trustee, the Issuer and the Collateral Agent;

                         (h)  to modify, eliminate or add to the
                    provisions of this Indenture or the Pooling
                    Agreement to the extent required by the SEC to obtain or to continue the qualification of this Indenture or the Pooling Agreement (including any supplemental agreement under the Trust Indenture Act, or under any similar Federal statute enacted after the date hereof, and to add to this Indenture or the Pooling Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect on the date hereof or any corresponding provision in any similar Federal statute enacted after the date hereof; provided, however, that no such modification, elimination or addition required by the SEC to obtain such qualification shall materially adversely affect the rights Dr interests of the Noteholders hereunder or under the Class A Notes.

                         The Indenture Trustee is hereby authorized to
               join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder or under the Pooling Agreement, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, whether in its trust or individual capacity.

                         Any supplemental indenture or supplemental
               agreement under this Section 11.4 may be executed without the consent of the Noteholders or the Issuer (except, with respect to Sections 11.4(c) and 11.4(d) hereof) notwithstanding any of the provisions of Section 11.1 hereof.

                         Promptly after the execution by the Indenture
               Trustee, and, if applicable, the Issuer of any supplemental indenture or supplemental agreement pursuant to the provisions of this Section 11.4, the Indenture Trustee shall provide notice to the Noteholders at their addresses as they shall appear on the Note Register of the Note Registrar, setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                         SECTION 11.5 Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust indenture Act as then in effect.

                         SECTION 11.6 Payment for Consent. None of the Issuer, the Issuer Trustee, the Seller and any of their respective Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Pooling Agreement or the Class A Notes unless such consideration is offered to be paid to all Noteholders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                         SECTION 11.7 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall therefore be determined, exercised and enforced hereunder subject in all. respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                         SECTION 11.8 Notation on Notes in Respect of Supplemental Indentures. Class A Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such supplemental indenture. If the Seller or the Indenture Trustee shall so determine, new Class A Notes so modified as to conform, in the opinion of the Seller and the Indenture Trustee, to any modification of this indenture contained in any such supplemental indenture may be prepared by the Seller, authenticated by the Indenture Trustee and delivered in exchange for the Outstanding Class A Notes.

                         SECTION 11.9  Notice to Rating Agencies.  No
               less than three Business Days (or such shorter period as the Rating Agencies may permit) prior to its execution of each amendment, consent, modification, supplement or waiver contemplated by Article XI hereof, the Seller shall send a copy thereof to each Rating Agency.

                                      ARTICLE XII

                                   POOLING AGREEMENT

                         SECTION 12.1 Pooling Agreement. (a) In order to secure the due and punctual payment of the obligations of the Issuer, the Issuer Trustee, among others, has entered into the Pooling Agreement to create the Liens created therein and for related matters. The Indenture Trustee and each Class A Noteholder hereby appoints the Collateral Agent as its agent and the Collateral Agent hereby accepts such appointment. The Indenture Trustee, the Issuer and the Collateral Agent hereby agree that the Collateral Agent holds the Trust Assets in trust for the benefit of the Noteholders, the Indenture Trustee and the other Secured Parties pursuant to the terms of the Pooling Agreement.

                         (b)  Each Noteholder, by accepting a Class A
               Note, agrees to all of the terms and provisions of the Pooling Agreement as the same may be amended from time to time pursuant to the provisions thereof and of this Indenture.

                         (c)  As more fully set forth in the Pooling
               Agreement, the Holders of Class A Notes, and the Indenture Trustee on behalf of such Holders, have rights in and to the Trust Assets which are as provided therein prior to the rights of the holders of the Class B Notes and the Class C Notes.

                         (d) As amongst the Class A Noteholders of all Series, the Trust Assets as now or hereafter constituted shall be held for the equal and ratable benefit of such Noteholders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Class A Notes.

                         SECTION 12.2 Recording, Deposit of Collateral, etc. (a) The Seller will take or cause to be taken all action required or desirable to maintain, preserve and protect the Lien on and in the Trust Assets granted by the Pooling Agreement including, but not limited to, causing all financing statements, mortgages, other instruments of further assurance, including continuation statements covering security interests in personal property to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Noteholders, the Indenture Trustee, the Collateral Agent and the other Secured Parties under this Indenture and the Pooling Agreement to all property comprising the Trust Assets.

                         (b)  The Servicer, on behalf of the Issuer,
               will from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Pooling Agreement, any amendments thereto and any other instruments of further assurance.

                         SECTION 12.3  Trust Indenture Act Requirements.
               (a) The Servicer, on behalf of the Issuer, will furnish to the Indenture Trustee reports in compliance with
               Section 314(b) of the Trust Indenture Act.

                         (b)  The release of any of the Trust Assets
               from the terms hereof and of the Pooling Agreement or the release of, in whole or in part, the Liens created by the Pooling Agreement will not be deemed to impair the Liens securing the Class A Notes in contravention of the provisions hereof or the Pooling Agreement if and to the extent the Trust Assets or Liens are released pursuant to the terms of the Pooling Agreement and pursuant to the terms hereof. The Indenture Trustee and each of the Noteholders acknowledge that a release of the Trust Assets or Liens strictly in accordance with the terms of the Pooling Agreement and the terms hereof will not be deemed for any purpose to be an impairment of the Liens securing the Class A Notes in contravention of the terms of this Indenture or the Pooling Agreement. To the extent applicable, without limitation, the Servicer, on behalf of the Issuer, shall cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the Liens of each hereof and of the Pooling Agreement to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an officer or employee of the Servicer on behalf of the Issuer who is duly authorized to make such certificate or opinion, except in cases which Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person. The Issuer shall furnish to the Servicer any power of attorney necessary to accomplish the foregoing.

                         SECTION 12.4 Release Upon Termination of the Indenture. (a) In the event that this Indenture shall be satisfied and discharged in accordance with Section
               14.1 hereof, the Indenture Trustee shall deliver to the Collateral Agent a notice stating that the Indenture Trustee, on behalf of the Noteholders, disclaims and gives up any and all rights it has in or to the Trust Assets and any rights it has under the Pooling Agreement and, upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent shall not be deemed to hold the Trust Assets on behalf of the Indenture Trustee for the benefit of the Noteholders.

                         (b)  Any release of the Trust Assets made
               strictly in compliance with the provisions of this
               Section 12.4 shall not be deemed to impair the Liens securing the Class A Notes in contravention of the provisions of this Indenture.

                         SECTION 12.5 Collateral Agent's Duties. The Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Trust Assets as are set forth in the Pooling Agreement.

                                      ARTICLE XIII

                             REPRESENTATIONS AND WARRANTIES

                         SECTION 13.1  Representations of the Seller.
               The Seller represents and warrants as follows:

                         (a)  Corporate Power.  The Seller has full
               corporate power, authority and legal right to execute, deliver and perform its obligations under this Indenture and to direct the Issuer Trustee to execute and deliver the Notes.

                         (b)  Due Qualification.  The Seller is duly
               qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained or will obtain all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations hereunder.

                         (c)  Due Authorization.  The execution and
               delivery of this Indenture and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

                         (d) No Conflict. The execution and delivery of this Indenture, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its property is bound.

                         (e) No Violation. The execution and delivery of this Indenture, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Requirements of Law applicable to the Seller.

                         (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Indenture or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or the Notes or (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance by the Seller of its obligations under this Indenture.

                         (g)  All Consents Required.  All approvals,
               authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of this Indenture and the Notes, the performance of the transactions contemplated by this Indenture, and the fulfillment of or terms hereof, have been obtained,

                         (h) Bulk Sales. The execution, delivery and performance of this Indenture do not require compliance with any "bulk sales" law by Seller.

                         (i)  Solvency.  The transactions under this
               Indenture do not and will not render the Seller insolvent.

                         (j) Validity, Etc. This Indenture constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or by an implied covenant of good faith and fair dealing.

                         SECTION 13.2  Representations of the Issuer.
               The Issuer represents and warrants as follows:

                         (a)  Corporate Power.  It has full power,
               authority and legal right to execute, deliver and perform its obligations as Issuer under this Indenture, the Notes and the Related Supplement (the foregoing documents, the "Issuer Documents").

                         (b)  Due Authorization.  The execution and
               delivery of the Issuer Documents and the consummation of the transactions provided for therein have been duly authorized by all necessary action on its part.

                         (c) No Conflict. The execution and delivery of the Issuer Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Issuer is a party or by which it or any of its property bound.

                         (d) No Violation. The execution and delivery of the Issuer Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with or violate, in any material respect, any Requirements of Law applicable to the Issuer.

                         (e)  All Consents Required.  All approvals,
               authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of the Issuer Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof have been obtained.

                         (f)  Location. The Issuer has its chief
               executive office and chief place of business (as such terms are used in Article 9 of the UCC) in Wilmington, Delaware. The Issuer agrees that it will not change the location of such office to a location outside of Wilmington, Delaware, without at least 3 days prior written notice to the Seller, the Servicer, the Collateral Agent, each of the Indenture Trustees and the Rating Agencies.

                         SECTION 13.3 Representations of the Collateral Agent. The Collateral Agent, in its individual capacity, represents and warrants as follows:

                         (a)  Corporate Power.  It has full corporate
               power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Indenture and the Related Supplement (the foregoing documents, the "Collateral Agent Documents").

                         (b)  Due Authorization.  The execution and
               delivery of the Collateral Agent Documents and the consummation of the transactions provided for therein have been duly authorized by all necessary corporate action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

                         (c) No Conflict. The execution and delivery of the Collateral Agent Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, in each case in its capacity as Collateral Agent, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.

                         (d) No Violation. The execution and delivery of the Collateral Agent Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, in each case in its capacity as Collateral Agent, will not conflict with or violate, in any material respect, any Requirements of Law applicable @o the Collateral Agent.

                         (e)  All Consents Required.  All approvals,
               authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of the Collateral Agent Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof, in each case in its capacity as Collateral Agent, have been obtained.

                         SECTION 13.4 Additional Representation of the Collateral Agent. The Collateral Agent represents and warrants in its capacity as Collateral Agent as follows:

                         (a)  Validity, Etc.  Each Collateral Agent
               Document constitutes a legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or by an implied covenant of good faith and fair dealing.

                         SECTION 13.5 Representations of the Indenture Trustee. The Indenture Trustee in its individual capacity and as Indenture Trustee represents and warrants as follows:

                         (a) Organization and Corporate Power. It is a duly organized and validly exiting national banking association in good standing under the laws of each jurisdiction where its business so requires. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Indenture Trustee under this Indenture and the Related Supplement (the foregoing documents, the "Indenture Trustee Documents") and to authenticate the Class A Notes.

                         (b)  Due Authorization.  The execution and
               delivery of the Indenture Trustee Documents, the consummation of the transactions provided for therein and the authentication of the Class A Notes have been duly authorized by all necessary corporate action on its part, either in its individual capacity or as Indenture Trustee, as the case may be.

                         (c) No Conflict. The execution and delivery of the Indenture Trustee Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof (including the authentication of the Class A Notes), will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Indenture Trustee is a party or by which it or any of its property is bound.

                         (d) No Violation. The execution and delivery of the Indenture Trustee Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof (including the authentication of the Class A Notes), will not conflict with or violate, in any material respect, any Requirements of Law applicable to the Indenture Trustee.

                         (e)  All Consents Required.  All approvals,
               authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of the Indenture Trustee Documents, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof (including the authentication of the Class A Notes), have been obtained.

                         (f)  Validity, Etc.  Each Indenture Trustee
               Document constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity) or by an implied covenant of good faith and fair dealing.

                                      ARTICLE XIV

                               SATISFACTION AND DISCHARGE

                         SECTION 14.1  Satisfaction and Discharge of
               Indenture. This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Class A Notes herein expressly provided for) and the Indenture Trustee, on demand of and at the expense of the Seller (at the direction of the Seller), shall execute and deliver to the Issuer and the Collateral Agent proper instruments acknowledging satisfaction and discharge of this Indenture and termination of the interests of the Indenture Trustee and the Noteholders in the Trust Assets pursuant to the Pooling Agreement, when

                         (a) either (i) all Class A Notes theretofore authenticated and delivered other than (A) Class A Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 hereof and (B) Class A Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Collateral Agent and thereafter repaid to the Collateral Agent or discharged from such trust, as provided in Section 7.13 hereof) have been delivered to the Indenture Trustee for cancellation; or
               (ii) all such Class A Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable and the Collateral Agent has irrevocably deposited or caused to be deposited with the Indenture Trustee or other trustee reasonably satisfactory to the Indenture Trustee as trust funds in the trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on such Class A Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the date of such deposit;

                         (b) the Collateral Agent has paid or caused to be paid all other sums payable hereunder by the Collateral Agent; and

                         (c) the Collateral Agent has delivered to the Indenture Trustee or such other trustee (i) irrevocable instructions to apply the deposited money toward payment of the Class A Notes on the Maturity Date and (ii) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

               Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Servicer to the Indenture Trustee under Section 7.7 hereof and, if money shall have been deposited with the Indenture Trustee or such other trustee pursuant to subclause (ii) of Subsection (a) of this Section 14.1, the obligations of the Indenture Trustee or such other trustee under Section
               14.2 hereof and the last paragraph of Section 7.13 hereof shall survive.

                         SECTION 14.2  Application of Trust Money.
               Subject to the provisions of the last paragraph of
               Section 7.13 hereof, all money deposited with the Indenture Trustee or other trustee reasonably satisfactory to the Indenture Trustee pursuant to Section
               14.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Class A Notes and this Indenture, to the payment, either directly to the Indenture Trustee or through any Paying Agent designated by the Collateral Agent (including the Collateral Agent acting as its own Paying Agent), to the Persons entitled thereto, of the principal and interest for whose payment such money has been so deposited.

                                       ARTICLE XV

                                     MISCELLANEOUS

                         SECTION 15.1 Indenture for Benefit of Certain Persons. Nothing in this Indenture, whether express or implied, shall be construed to give to any Person other than the Issuer Trustee, the Seller, the Indenture Trustee, the Issuer and the Noteholders any legal or equitable right, remedy or claim under or in respect of this Indenture.

                         SECTION 15.2  [RESERVED]

                         SECTION 15.3  Notices.  Unless otherwise
               expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telex, or by confirmed telecopy and (a) if to the Indenture Trustee, addressed to its office at 777 Main Street, 11th Floor, Hartford, Connecticut 06115, (b) if to the Issuer or the Issuer Trustee, addressed to it at its office at c/o Chemical Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department, telecopy: (302) 984-4889, (c) if to the Seller, addressed to it at its office at Ten Almaden Boulevard, Suite 500, San Jose, California 95113,
               Attention: K. Nicholas Martitsch, with a copy to the Servicer, telecopy: 408271-0508, or (d) if to any Noteholder, addressed to such party at such address as such party shall have furnished by notice to the Issuer and the Indenture Trustee. Whenever any notice in writing is required to be given by the Issuer, the Issuer Trustee, the Indenture Trustee or any Noteholder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, if such notice is received, if such notice is mailed by certified mail, postage prepaid, or is sent by confirmed telex, or by confirmed telecopy addressed as provided above. Any party hereto may change the address to which notices to such Person will be sent by giving notice of such change to the other parties to this Indenture.

                         SECTION 15.4 Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                         SECTION 15.5  No Oral Modifications or
               Continuing Waivers. No terms or provisions of this Indenture or the Class A Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant :o this Indenture; and any waiver of the terms hereof or of any Note shall be effective only in the specific instance and for the specific purpose given.

                         SECTION 15.6  Successors and Assigns.  All
               covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall. bind the successors and assigns of such Noteholder.

                         SECTION 15.7  Headings.  The headings of the
               various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                         SECTION 15.8 Governing Law; Counterpart Form. This Indenture and all Class A Notes issued hereunder shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the provisions thereof regarding conflicts of law, including all matters of construction, validity and performance. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                         SECTION 15.9  Non-Petition.  The Indenture
               Trustee hereby agrees that it will not institute against, or join any other Person in instituting against, the Issuer or the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any Federal or State bankruptcy or similar law, for one year and a day after the Notes of each Series are paid in full.

                         SECTION 15.10  Communication by Noteholders
               with Other Noteholders. Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Class A Notes pursuant to Section 312(b) of the Trust Indenture Act. Every Noteholder, by receiving and holding the same, agrees with the Issuer and the Indenture Trustee that none of the Issuer Trustee, the Issuer, the Seller and the Indenture Trustee and any agent of the Issuer Trustee, the Issuer, the Seller or the Indenture Trustee shall be deemed to be in violation of any existing law, or of any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
               Section 3.12(b) of the Trust Indenture Act.

                         SECTION 15.11  Trust Indenture Act Controls.
               Subsequent to the qualification of this Indenture under the Trust Indenture Act, this Indenture will be subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

                         SECTION 15.12  Normal Commercial Relations.
               Anything contained in this Indenture to the contrary notwithstanding, the Seller, the Indenture Trustee, and any Noteholder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Issuer fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Issuer for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

                         SECTION 15.13  Not Acting in Individual
               Capacity. Except as provided in Article XI of the Pooling Agreement, Chemical Bank Delaware acts solely as Issuer Trustee hereunder and not in its individual capacity and all Persons having any claim against the Issuer Trustee by reason of the transactions contemplated by this Indenture or otherwise shall look only to the Trust Assets for payment or satisfaction thereof. For all purposes of this Indenture, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Issuer Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article XI of the Pooling Agreement.


                                                               Exhibit A

               REGISTERED                                  $____________

               No. ______

                          SEE REVERSE FOR CERTAIN DEFINITIONS

                                                    CUSIP NO. 651118YAA5

                         UNLESS THIS SERIES 1996-1 CLASS A NOTE IS
               PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 1996-1 CLASS A NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         THE PRINCIPAL OF THIS SERIES 1996-1 CLASS A
               NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS SERIES 1996-1 CLASS A NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                            NEWCOURT RECEIVABLES ASSET TRUST

                     SERIES 1996-1 CLASS A 6.79% ASSET BACKED NOTE

                         Newcourt Receivables Asset Trust, a business
               trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $__________, payable on each Distribution Date in the amounts and to the extent described in the Pooling Agreement and the Indenture; provided, however, that the entire unpaid principal amount, of this Series 1996-1 Class A Note shall be due and payable on the earlier of the Maturity Date of August 20, 2003 and the date fixed for redemption, if any, pursuant to Section 3.2 of the Indenture. The Issuer will pay interest on this Series 1996-1 Class A Note on each Distribution Date in the amounts and to the extent described in the Pooling Agreement and the Indenture. The Issuer will pay Interest on overdue principal at the rate of 7.79% per annum; it will pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of 7.79% per annum to the extent lawful. "Distribution Date" means the twentieth day of each calendar month or, if such twentieth day is not a Business Day, the next succeeding Business Day, commencing April 22, 1996.

                         The principal of and interest on this Series
               1996-1 Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Series 1996-1 Class A Note shall be applied first to interest due and payable on this Series 1996-1 Class A Note as provided above and t:hen to the unpaid principal of this Series 1996-1 Class A Note.

                         Reference is made to the further provisions of
               this Series 1996-1 Class A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 1996-1 Class A Note.

                         Unless the certificate of authentication hereon
               has been executed by the Indenture Trustee whose name appears below by manual signature, this Series 1996-1 Class A Note shall not be entitled to any benefit under the Indenture or the Pooling Agreement referred. to on the reverse hereof, or be valid or obligatory for any purpose.


                         IN WITNESS WHEREOF, the Issuer Trustee, acting
               on the Issuer's behalf, has caused this instrument to be signed, manually or in facsimile, by its authorized officer.

               Dated: ______ __, 1996   NEWCOURT RECEIVABLES ASSET TRUST

                                        By:  Chemical Bank Delaware,
                                             not in its individual capacity
                                             but solely as Issuer Trustee

                                        By:
                                        Name:
                                        Title:

                   INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                         This is one of the Series 1996-1 Class A Notes
               designated above and referred to in the within-mentioned
               Indenture.

               Dated: ______ __, 1996        Fleet National Bank, not in
                                             its individual capacity but
                                             solely as Indenture Trustee,

                                             By:
                                                Authorized Signatory



               REVERSE OF NOTE

                         This Series 1996-1 Class A Note is one of a
               duly authorized issue of Notes of the Issuer, designated as its Series 1996-1 Class A 6.7/9% Asset Backed Notes (the "Series 1996-1 Class A Notes"), issued under the Class A Indenture dated as of April 15, 1996 (such indenture, as supplemented or amended, the "Indenture"), among the Issuer, Newcourt Receivables Corporation, as Seller (the "Seller"), Fleet National Bank, as Collateral Agent (the "Collateral Agent") and Fleet National Bank, as Indenture Trustee (the "Indenture Trustee"), to which Indenture, all indentures supplemental thereto and the Pooling Agreement (as hereinafter defined) reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Seller, the Collateral Agent, the Indenture Trustee and the Holders of the Series 1996-1 Class A Notes. The Series 1996-1 Class A Notes are governed by and subject to all terms of the Indenture and the Pooling Agreement (which respective terms are incorporated herein and made a part hereof). All terms used in this Series 1996-1. Class A Note that are not otherwise defined herein shall have the meanings assigned to them in or pursuant to the Indenture or the Pooling Agreement, as the case may be, as so supplemented or amended.

                         Two additional Classes of Notes of the Issuer,
               the Series 1996-1 Class B 7.53% Asset Backed Notes (the "Series 1996-1 Class B Notes") and the Series 1996-1 Class C 9.05% Asset Backed Notes (the "Series 1996-1 Class C Notes" and together with the Series 1996-1 Class A Notes and the Series 1996-1 Class B Notes, the "Series 1996-1 Notes") are issued pursuant to respective Note Purchase Agreements, each dated April 10, 1996, among the Seller, Newcourt Credit Group Inc., as Servicer (the "Servicer"), the Trust and the purchasers named therein. The Series 1996-1 Class B Notes and the Series 1996-1 Class Notes are subordinated in right of payment to the Series 1996-1 Class A Notes.

                         The Series 1996-1 Class A Notes are and will be
               equally and ratably secured by the Trust Assets pledged as security therefor as provided in the Pooling, Collateral Agency and Servicing Agreement, dated as of April 15, 1996, among the Seller, the Servicer, the Collateral Agent and the Issuer Trustee (as supplemented or amended, the "Pooling Agreement").

                         Notwithstanding anything to the contrary
               herein, the entire unpaid principal amount of this Series 1996-1 Class A Note shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and, if required by the Pooling Agreement or the Indenture, the Collateral Agent or the Required Percentage of Holders of the Series 1996-1 Class A Notes shall have declared the Series 1996-1 Class A Notes to be immediately due and payable in the manner provided in
               Section 9.1 of the Pooling Agreement and Section 4.4 of the Indenture. All principal payments on the Series 1996-1 Class A Notes shall be made pro rata to the Series 1996-1 Class A Noteholders entitled thereto.

                         Payments of interest on this Series 1996-1
               Class A Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Series 1996-1 Class A Note, shall be made in accordance with Section 2.4 of the Indenture to the Series 1996-1 Class A Noteholder. Any reduction in the principal amount of this Series 1996-1 Class A Note effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Series 1996-1 Class A Note and of any Series 1996-1 Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Series 1996-1 Class A Note on a Distribution Date, then the Indenture Trustee will notify the Series 1996-1 Class A Noteholder b, notice mailed not later than the fifth day of the month (subject to at least four Business Days' prior notice from the Servicer to the Indenture Trustee) of such final distribution and the amount then due and payable shall be payable only upon presentation and surrender of this Series 1996-1 Class A Note at the office or offices designated in such notice.

                         The Holder of this Series 1996-1 Class A Note,
               by its acceptance of this Series 1996-1 Class A Note, agrees that it will look solely to the income and proceeds from the Trust Assets to the extent available for distribution to it as provided in the Pooling Agreement and the Indenture and that none of the Collateral Agent or the Indenture Trustee is or shall be personally liable to it for any amounts payable or any liability under the Indenture or this Series 1996-1 Class A Note, except as expressly provided in the Indenture and in the Pooling Agreement.

                         The Seller and the Servicer, by entering into
               the Pooling Agreement, and each Noteholder and each Note Owner, by acquiring any Series 1996-1 Class A Note or beneficial interest therein, (i) express their intention that the Series 1996-1 Class A Notes will constitute indebtedness of the Seller for federal income and state and local tax purposes and (ii) agree to treat and to take no action inconsistent with the treatment of the Series 1996-1 Class A Notes (or any beneficial interest therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income.

                         The Holder of this Series 1996-1 Class A Note,
               by acceptance of this Series 1996-1 Class A Note, covenants and agrees that it will not, until one year and one day after the final payment on all Notes, institute against, or join any other Person in instituting against, the Seller or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                         Prior to the due presentment for registration
               of transfer of this Series 1996-1 Class A Note, the Issuer, the Issuer Trustee, the Collateral Agent and the Indenture Trustee may deem and treat the Person in whose name this Series 1996-1 Class A Note is registered as the absolute owner thereof for the purposes of receiving payment of all amounts payable with respect to this Series 1996-1 Class A Note and for all other purposes, whether or not this Series 1996-1 Class A Note be overdue, and none of the Issuer, the Issuer Trustee, the Indenture Trustee or the Collateral Agent shall be affected by notice to the contrary.

                         The Indenture permits, with certain exceptions
               as therein provided, (i) the Seller, the Issuer, the Collateral Agent and the Indenture Trustee, with the written consent of a Majority in Interest of the Series 1996-1 Class A Notes, to execute a supplement to the Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the Indenture (including any appendix or schedule thereto) and (ii) the Indenture Trustee, with the written consent of a Majority in Interest of the Series 1996-1 Class A Noteholders, may consent to or execute a written amendment of or supplement to, or waiver or consent under, the Pooling Agreement or any Supplement. Any such consent or waiver by the Holder of this Series 1996-1 Class A Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series 1996-1 Class A Note and of any Series 1996-1 Class A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 1996-1 Class A Note.

                         The Pooling Agreement (including any
               Supplement) may be amended from time to time by the Servicer, the Seller, the Issuer Trustee and the Collateral Agent, without the consent of any of the Series 1996-1 Class A Noteholders, (i) to cure any ambiguity, to revise any exhibits or Schedules, to correct or supplement any provisions therein or thereon or (ii) to add any other provisions with respect to matters or questions raised under the Pooling Agreement which shall not be inconsistent with the provisions of the Pooling Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Noteholders.

                         The term "Issuer Trustee" as used in this
               Series 1996-1 Class A Note includes any successor to the Issuer Trustee under the Indenture.

                         The Series 1996-1 Class A Notes are issuable
               only in registered form without coupons in denominations as provided in the Indenture, subject to certain imitations therein set forth.

                         No reference herein to the Indenture or the
               Pooling Agreement and no provision of this Series 1996-1 Class A Note or of the Indenture or the Pooling Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Series 1996-1 Class A Note at the time, place, and rate, and in the coin or currency herein prescribed.

                         None of the Issuer Trustee, the Collateral
               Agent or the Indenture Trustee in its individual capacity makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of the Indenture, the Pooling Agreement or the Series 1996-1 Class A Notes or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Issuer Trustee, the Collateral Agent or the Indenture Trustee, made in their respective individual capacities, under any document to which such party is a party.

                         This Series 1996-1 Class A Note and the Pooling
               Agreement shall be governed by and construed in accordance with the internal laws of the State of New York and the State of Delaware, respectively, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.


                                       ASSIGNMENT

               Social Security or taxpayer I.D. or other identifying number of assignee



                         FOR VALUE RECEIVED, the undersigned hereby
               sells, assigns and transfers unto



                             (name and address of assignee)

               the within Series 1996--l Class A Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Series 1996-1 Class A Note on the books kept for registration thereof, with full power of constitution in the premises.

               Dated:

                                        NOTE: The signature to this
                                        assignment must correspond with
                                        the name of the registered owner
                                        as it appears on the face of the
                                        within Series 1996-1 Class A
                                        Note in every particular,
                                        without alteration, enlargement
                                        or any change whatsoever


                                                               Exhibit B

                   INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                         This is one of the Series 1996-1 Class A Notes
               designated above and referred to in the within-mentioned
               Indenture.

               Dated: ______ __, ____        Fleet National Bank, not in
                                             its individual capacity but
                                             solely as Indenture Trustee,

                                             By:
                                                Authorized Signatory



                         IN WITNESS WHEREOF, the parties hereto have
               caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Indenture has been made and delivered in the City of New York, and this Indenture having become effective only upon such execution and delivery.

                                        NEWCOURT RECEIVABLES ASSET TRUST

                                        By:  Chemical Bank Delaware,
                                               as Issuer Trustee

                                        By:/s/ John J. Cashin
                                           Title:

                                        NEWCOURT RECEIVABLES CORPORATION

                                        By:/s/ Daniel A. Jauernig
                                           Title:

                                        FLEET NATIONAL BANK,
                                          as Collateral Agent

                                        By:/s/ Susan Keller
                                           Title: Vice President

                                        FLEET NATIONAL BANK,
                                          as Indenture Trustee

                                        By:/s/ Susan Keller
                                           Title: Vice President

                                        NEWCOURT CREDIT GROUP INC., as
                                          Servicer, solely to
                                          acknowledge its obligations
                                          pursuant to Sections 3.2, 6.4,
                                          8.3, 9.1, 12.2 and 12.3 hereof

                                        By:/s/ Daniel A. Jauernig
                                           Title: